2Q 2015

ALEXANDRIA REAL ESTATE EQUITIES, INC. EARNINGS PRESS RELEASE AND SUPPLEMENTAL INFORMATION NYSE:ARE

ALEXANDRIA®

SECOND QUARTER ENDED JUNE 30, 2015

Cambridge

Mission Bay/SoMa

New York City

San Diego

WWW.ARE.COM

PROPRIETARY MATERIALS © 2015 ALEXANDRIA REAL ESTATE EQUITIES, INC.

CONFERENCE CALL INFORMATION:

Tuesday, July 28, 2015
3:00 p.m. Eastern Time
12:00 p.m. Pacific Time

Number: (877) 545-1403 or (719) 325-4748
Confirmation Code: 9589266

CONTACT INFORMATION:

Joel S. Marcus
Chairman, Chief Executive Officer & Founder
Alexandria Real Estate Equities, Inc.
(626) 578-9693

Dean A. Shigenaga
Executive Vice President & Chief Financial Officer
Alexandria Real Estate Equities, Inc.
(626) 578-0777

WWW.ARE.COM

BEST-IN-CLASS OFFICE REIT

AAA urban innovation campuses in key cluster submarkets

Class A assets

Internal growth drivers

- Favorable NNN lease structure with annual rent escalations
- Rental rate growth on leasing activity in key cluster submarkets

Visible multi-year external growth pipeline

Disciplined allocation of capital

Unique business strategy drives high-quality growth in cash flows, FFO per share, and NAV; and increasing common stock dividends

Best-in-class transparency, quality, and efficiency of disclosures and reporting

PROPRIETARY MATERIALS © 2015 ALEXANDRIA REAL ESTATE EQUITIES, INC.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
June 30, 2015

Table of Contents

This document includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Please see page 6 of the earnings press release for further information.

This document is not an offer to sell or solicitation to buy securities of Alexandria Real Estate Equities, Inc. Any offers to sell or solicitations to buy our securities shall be made only by means of a prospectus approved for that purpose. Unless otherwise indicated, the “Company,” “Alexandria,” “ARE,” “we,” “us,” and “our” refer to Alexandria Real Estate Equities, Inc., and its consolidated subsidiaries.

ALEXANDRIA REAL ESTATE EQUITIES, INC ALL RIGHTS RESERVED © 2015	i

Alexandria Real Estate Equities, Inc.
Reports

Second Quarter Ended June 30, 2015
Financial and Operating Results

4.5% Cash Cap Rate on Sale of 70% Interest in Core Asset to High Quality Institutional Investor
2015 Recipient of NAREIT Gold Investor Communication and Reporting Excellence Award
Strong Demand Drives Record Leasing Volume Exceeding 1.9 million RSF in 2Q15

FFO Per Share – Basic and Diluted, of $1.31 for 2Q15, up 10.1% over 2Q14
EPS – Diluted of $0.44 for 2Q15, up 12.8% over 2Q14
Total Revenues of $204.2 million for 2Q15, up 15.7% over 2Q14

PASADENA, CA. – July 27, 2015 – Alexandria Real Estate Equities, Inc. (NYSE:ARE) today announced financial and operating results for the second quarter ended June 30, 2015.

Joel S. Marcus, Chairman, Chief Executive Officer, and Founder of Alexandria Real Estate Equities, Inc., said, “Congratulations to our first-in-class team on the solid execution of another strong quarter of financial and operating results, including the following key highlights:

•
Executed agreement for the sale of a 70% interest in our class A facility located at 225 Binney Street, Cambridge, MA, to TIAA-CREF for a sale price of $190.1 million at a cash cap rate of 4.5%; we expect to complete the sale in 4Q15;

•
2015 recipient of the NAREIT Investor CARE (Communication and Reporting Excellence) Gold Award by NAREIT as a best-in-class REIT that delivers transparency, quality, and efficient communications and reporting to the investment community;

•	FFO per share diluted for 2Q15 of $1.31, up 10.1%, compared to $1.19 for 2Q14;

•	Same property NOI growth of 0.5% and 4.7% (cash basis) for 2Q15, as compared to 2Q14;

•	Rental rate increases of 14.5% and 7.0% (cash basis) for 2Q15 lease renewals and re-leasing of space aggregating 783,042 RSF;

•	Executed 1.9 million RSF of leasing in 2Q15; strong demand and pricing power in our key cluster markets;

•
Executed 1.1 million RSF (included in the 1.9 million RSF above) of leases related to class A ground-up development space providing further visibility into key near-term multi-year growth drivers; further increasing proportion of total ABR in the future from class A assets and high quality tenants; and

•
Common stock dividend for 2Q15 of $0.77 per common share, up 5 cents, or 7%, over 2Q14; continuation of strategy to share growth in cash flows from operating activities with our shareholders while also retaining important capital for investment.”

4.5% Cash cap rate on sale of 70% interest in core real estate asset

•
In July 2015, we executed an agreement for the sale of a 70% interest in our class A facility located at 225 Binney Street, Cambridge, MA, to TIAA-CREF for a sale price of $190.1 million at a cash cap rate of 4.5%; we expect to complete the sale in 4Q15

2015 Recipient of NAREIT Investor CARE Award

•
2015 recipient of the Investor CARE (Communication and Reporting Excellence) Gold Award by NAREIT as a best-in-class REIT that delivers transparency, quality, and efficient communications and reporting to the investment community

Results

•	Funds from operations (“FFO”) attributable to Alexandria Real Estate Equities, Inc.’s (“Alexandria’s”) common stockholders – basic and diluted:

•	$1.31 per share for 2Q15, up 10.1%, compared to $1.19 per share for 2Q14

•	$2.59 per share for YTD 2Q15, up 9.7%, compared to $2.36 per share for YTD 2Q14

•	$93.4 million for 2Q15, up $8.9 million, or 10.6%, compared to $84.5 million for 2Q14

•	$184.8 million for YTD 2Q15, up $17.2 million, or 10.3%, compared to
$167.6 million for YTD 2Q14

•	Net income attributable to Alexandria’s common stockholders – diluted:

•	$31.3 million, or $0.44 per share, for 2Q15, compared to
$27.9 million, or $0.39 per share, for 2Q14

•	$49.1 million, or $0.69 per share, for YTD 2Q15, compared to
$60.6 million, or $0.85 per share, for YTD 2Q14

Core operating metrics

•	Total revenues:

•	$204.2 million for 2Q15, up $27.8 million, or 15.7%, compared to $176.4 million for 2Q14

•	$400.9 million for YTD 2Q15, up $48.3 million, or 13.7%, compared to
$352.6 million for YTD 2Q14

•	Net operating income (“NOI”), including our share of unconsolidated joint ventures:

•	$142.8 million for 2Q15, up $18.8 million, or 15.1%, compared to $124.0 million for 2Q14

•	$279.2 million for YTD 2Q15, up $31.5 million, or 12.7%, compared to
$247.7 million for YTD 2Q14

•	Same property NOI growth:

•	0.5% and 4.7% (cash basis) increase for 2Q15, as compared to 2Q14

•	1.4% and 6.2% (cash basis) increase for YTD 2Q15, as compared to YTD 2Q14

ALEXANDRIA REAL ESTATE EQUITIES, INC ALL RIGHTS RESERVED © 2015	1

ALEXANDRIA REAL ESTATE EQUITIES, INC.
June 30, 2015

Core operating metrics (continued)

•	Executed leases for 1,915,379 rentable square feet (“RSF”) during 2Q15, the highest quarterly leasing volume in the Company’s history, including:

•	304,326 RSF to Eli Lilly and Company, representing 100% of the recently acquired redevelopment project at 10290 Campus Point Drive in our University Town Center submarket in San Diego

•	300,000 RSF to Stripe, Inc., representing 100% of 510 Townsend Street in our SoMa submarket in San Francisco

•	208,394 RSF to Bristol-Myers Squibb Company, representing 48% of 100 Binney Street in our Cambridge submarket in Greater Boston

•	90,423 RSF to Juno Therapeutics, Inc., representing 31% of 400 Dexter Avenue North in our Lake Union submarket in Seattle

•	14.5% and 7.0% (cash basis) rental rate increases on lease renewals and re-leasing of space aggregating 783,042 RSF

•	Executed leases for 2,938,048 RSF during YTD 2Q15

•	20.3% and 11.2% (cash basis) rental rate increases on lease renewals and re-leasing of space aggregating 1,272,328 RSF

•	Occupancy at 95.9% for properties in North America as of 2Q15

•	Operating margins at 70% for 2Q15

•	Adjusted EBITDA margins at 65% for 2Q15

External growth: value-creation projects and acquisitions

Value-creation projects

•	Current development projects underway were on average 88% leased or under negotiation (71% leased and 17% under negotiation)

•
Near-term value-creation projects with estimated commencement of construction in 2H15, aggregating 1,097,564 RSF, were on average 100% leased or under negotiation (80% leased and 20% under negotiation)

•	2Q15 key value-creation projects placed into service include:

•	112,500 RSF to FORUM Pharmaceuticals Inc. at 225 Second Avenue in our Route 128 submarket in Greater Boston.

•	51,997 RSF, including 48,990 RSF to the Dana-Farber Cancer Institute, Inc., at 360 Longwood Avenue in our Longwood Medical submarket in Greater Boston.

•	2Q15 commencements of development project:

•	287,806 RSF development project at 400 Dexter Avenue North in our Lake Union submarket; 64% leased/negotiating (31% leased and 33% under negotiation)

Acquisitions

•
In April 2015, we acquired 505 Brannan Street, a near-term development project in our SoMa submarket. The property is currently entitled for 135,000 RSF, and we are seeking entitlements for an additional 165,000 RSF. The purchase price of the land parcel was $34.0 million.

•	Refer to “Subsequent events” for details on acquisition of 10290 Campus Point Drive in our University Town Center submarket.

Balance sheet

•	$10.7 billion total market capitalization as of June 30, 2015

•	12% of gross investment in real estate in value-creation pipeline (50% of pipeline undergoing construction)

•	7.5x net debt to adjusted EBITDA – 2Q15 annualized;
2015 target range from 6.5x to 7.5x, with goal of <7.0x by 4Q15

•	3.4x fixed charge coverage ratio – 2Q15 annualized

•
In June 2015, we completed a partial principal repayment of $25.0 million, extended the maturity date of the remaining $350 million unsecured senior bank term loan from 2016 to 2021 (“2021 Unsecured Senior Bank Term Loan”), and reduced pricing to LIBOR +1.10% from LIBOR +1.20%

•	In June 2015, we exercised the first of two one-year extensions on a $47.2 million secured construction loan, which extended the maturity date from July 1, 2015, to July 1, 2016

•	Limited debt maturities through 2018; well-laddered maturity profile

•
Executed additional interest rate swap agreements in April, June, and July 2015, with an aggregate notional amount of $550 million, to increase notional hedged variable-rate debt to a minimum of $800 million and $350 million during 2016 and 2017, respectively.

•	22% unhedged variable-rate debt as a percentage of total debt as of June 30, 2015, with goal of <15% by 4Q15

LEED statistics

•	51 LEED projects, including 35 LEED certified projects aggregating 5.4 million RSF and 16 additional LEED projects in process aggregating 3.3 million square feet

•	55% of our total annualized base rent (“ABR”) will be generated from LEED projects upon completion of our in-process projects

Subsequent events

•
In July 2015, we commenced development of a 431,483 RSF value-creation project at 100 Binney Street in our Cambridge submarket; 98% leased/negotiating, including 48% leased to Bristol-Myers Squibb Company.

•
In July 2015, we acquired 10290 Campus Point Drive, a property aggregating 304,326 RSF. This highly strategic acquisition is located adjacent to our uniquely positioned life science campus at the Alexandria Center® for Life Science at Campus Pointe with high-quality on-site amenities in the heart of our University Town Center submarket. The acquired property is 100% leased to the previous owner through September 30, 2015. In June 2015, we leased the entire 304,326 RSF to Eli Lilly and Company for 15.5 years. In October 2015, we expect to commence conversion of the space into Class A office/laboratory space through redevelopment. Upon completion of this redevelopment project, Eli Lilly and Company will relocate its existing presence at 10300 Campus Point Drive of 125,409 RSF and the previously announced 106,173 RSF expansion, into our recently acquired 10290 Campus Point Drive. These changes resulted in a net increase of 72,744 RSF leased to Eli Lilly and Company at the campus. Our campus will ultimately contain an aggregate of 1,046,472 RSF, including 292,387 RSF of capacity for future ground-up development.

ALEXANDRIA REAL ESTATE EQUITIES, INC ALL RIGHTS RESERVED © 2015	2

ALEXANDRIA REAL ESTATE EQUITIES, INC.
June 30, 2015

Guidance
(Dollars in thousands, except per share amounts)

The following updated guidance is based on our current view of existing market conditions and other assumptions for the year ending December 31, 2015.  There can be no assurance that actual amounts will be materially higher or lower than these expectations. See our discussion of “forward-looking statements” on page 6.

Summary of Key Changes in Guidance		Description
FFO per share – diluted	+ $0.02	• Midpoint of range increased by $0.02 to $5.24, driven by strong leasing activity, and narrowed range from $0.10 to $0.06

Sources of capital:	Midpoint	Description
Incremental debt	$(75,000)
•    Increase in income-producing asset sales generates higher proceeds resulting in a reduction in incremental debt. A portion of the incremental proceeds will fund the acquisition of a redevelopment opportunity at 10290 Campus Point Drive.

•    Reduction in projected construction spending includes, among other items, approximately $17.5 million of construction funding assumed by the buyer of 270 Third Street (see next page)

•    Decrease in acquisitions primarily due to change in timing of non-cash acquisition from 2015 to 2016, offset by purchase in July 2015, of 10290 Campus Point Drive, a 100% pre-leased redevelopment project

Acquisition (non-cash)	(135,000)
Remainder/asset sales	115,000
Net decrease in sources of capital	$(95,000)

Uses of capital:
Construction	$(45,000)
Acquisition	(50,000)
Decrease in uses of capital	$(95,000)

EPS and FFO Per Share Attributable to Alexandria’s Common Stockholders – Diluted
Earnings per share	$1.44 to $1.50
Add: depreciation and amortization	3.59
Add: impairment of real estate	0.20
Other	(0.02)
FFO per share	$5.21 to $5.27

Key Assumptions	Low	High
Occupancy percentage for operating properties in North America as of December 31, 2015	96.9%	97.4%

Same Properties’ performance:
NOI increase	0.5%	2.5%
NOI increase (cash basis)	5.0%	7.0%

Lease renewals and re-leasing of space:
Rental rate increases	14.0%	17.0%
Rental rate increases (cash basis)	8.0%	10.0%

Straight-line rent revenue	$47,000	$52,000
General and administrative expenses	$55,000	$59,000
Capitalization of interest	$35,000	$45,000
Interest expense	$106,000	$116,000

Key Credit Metrics
Net debt to Adjusted EBITDA – 4Q15 annualized	<7.0x
Fixed-charge coverage ratio – 4Q15 annualized	3.0x to 3.5x
Value-creation pipeline as a percentage of gross investments in real estate as of December 31, 2015	10% to 15%

Key Sources and Uses of Capital	Completed 1H15	Low	High
Sources of capital:
Net cash provided by operating activities after dividends	$61,000	$115,000	$135,000
Incremental debt	316,000	115,000	195,000
Remainder/asset sales (see next page)	94,000	720,000	820,000
Total sources of capital	$471,000	$950,000	$1,150,000

Uses of capital:
Construction	$198,000	$600,000	$700,000
Acquisitions (1)	273,000	350,000	450,000
Total uses of capital	$471,000	$950,000	$1,150,000

Incremental debt:
Issuance of unsecured senior and other notes payable	$82,000	$370,000	$450,000
Borrowings under existing secured construction loans	43,000	80,000	130,000
Repayments of secured notes payable	(10,000)	(61,000)	(137,000)
Activity on unsecured senior line of credit/other	201,000	(274,000)	(248,000)
Incremental debt	$316,000	$115,000	$195,000

(1) Includes the acquisition in July 2015 of 10290 Campus Point Drive, a property aggregating 304,326 RSF, for $105.0 million. See page 2 for additional information.

ALEXANDRIA REAL ESTATE EQUITIES, INC ALL RIGHTS RESERVED © 2015	3

ALEXANDRIA REAL ESTATE EQUITIES, INC.
June 30, 2015

Dispositions and Other Sources of Capital
(Dollars in thousands)

Property – Market/Submarket	Date Sold	Number of Operating Properties	Square Feet	Annual NOI (1)		Sales Price (2)
Dispositions completed in 1Q15
661 University Avenue – Canada/Toronto	January	1	N/A	$(1,363)		$54,104
Other	January/ March	2	196,859	(595)		14,335
Dispositions completed in 1Q15				$(1,958)		68,439

Dispositions completed in 2Q15
270 Third Street – Greater Boston/Cambridge (3)
Sales price	June	—	N/A	$—		43,000
Construction funding assumed by buyer						(17,523)
Net proceeds						25,477

Pending/targeted asset sales
225 Binney Street – Greater Boston/Cambridge (sale of 70% interest at 4.5% cash capitalization rate) (4)		1	305,212	$9,332	(4)	190,110
500 Forbes Boulevard – San Francisco/South San Francisco		1	155,685	$5,628		240,974	to	290,974
Other			240,000	$8,200

Completed and pending/targeted asset sales						525,000	to	575,000

Projected – remainder/asset sales			TBD	TBD		195,000	to	245,000

Total dispositions completed and other sources of capital (5)						$720,000	to	$820,000

(1)	Annualized using actual results for the quarter ended prior to the date of sale, or 2Q15 for pending/targeted asset sales, as of June 30, 2015.

(2)	Represents the sales price for completed dispositions and the estimated sales price for pending/targeted asset sales, as of June 30, 2015.

(3)
Represents a residential project under construction totaling 91 units at the Alexandria Center® at Kendall Square. Our projected key sources and uses of capital reflect the savings of $17.5 million in projected construction spending.

(4)
In July 2015, we executed an agreement to sell a 70% interest in our 225 Binney Street property to a high quality institutional investor for $190.1 million at a 4.5% cash capitalization rate. We expect to complete the sale in 4Q15. Annual NOI represents 70% of annualized 2Q15 NOI of $13.3 million (including straight-line rent) for this property. Annualized 2Q15 NOI, excluding straight-line rent, was $8.7 million.

(5)
We anticipate a portion of dispositions and other sources of capital will come from the sale of equity investments in publicly traded entities. As of June 30, 2015, our $172.6 million of equity investments in publicly traded entities had unrealized gains aggregating $138.7 million.

ALEXANDRIA REAL ESTATE EQUITIES, INC ALL RIGHTS RESERVED © 2015	4

ALEXANDRIA REAL ESTATE EQUITIES, INC.
June 30, 2015

Key NAV Consideration

KEY NAV CONSIDERATION FOR RECENTLY COMPLETED DEVELOPMENT AT 75/125 BINNEY STREET, CAMBRIDGE, MA

POTENTIAL UNDERSTATEMENT OF NAV
PRO FORMA
DISCOUNT
12/31/14
CIP
100% Leased
6/30/15
In-Service
20% Cash Rent
6/30/15
Valuation

INCREMENTAL NAV FOR CASH NOI VALUATION MODELS

Delivered 99% leased on March 24, 2015, cash rents commenced immediately

Upon delivery in March 2015, $30 million annual rent consisted of 80% straight line rent and 20% cash rent

1.5 years of free rent spread over first two years of 15-year lease

Full cash rents of $76.50/sf begin on April 1, 2017

POTENTIAL UNDERSTATEMENT OF NAV

12/31/14 NAV is typically discounted CIP balance prior to in-service delivery

6/30/15 Cash NOI / Cap. Rate significantly undervalues property due to only 20% of cash rent in place today

PRO FORMA NAV CALCULATION

6/30/15 Full Cash NOI / Cap. Rate = NAV Valuation

ALEXANDRIA REAL ESTATE EQUITIES, INC ALL RIGHTS RESERVED © 2015	5

ALEXANDRIA REAL ESTATE EQUITIES, INC.
June 30, 2015

Earnings Call Information

We will host a conference call on Tuesday, July 28, 2015, at 3:00 p.m. Eastern Time (“ET”)/12:00 p.m. noon Pacific Time (“PT”) that is open to the general public to discuss our financial and operating results for the second quarter ended June 30, 2015. To participate in this conference call, dial (877) 545-1403 or (719) 325-4748 and confirmation code 9589266 shortly before 3:00 p.m. ET/12:00 p.m. noon PT. The audio webcast can be accessed at: www.are.com, in the “For Investors” section. A replay of the call will be available for a limited time from 6:00 p.m. ET/3:00 p.m. PT on Tuesday, July 28, 2015. The replay number is (888) 203-1112 or (719) 457-0820 and the confirmation code is 9589266.

Additionally, a copy of this Earnings Press Release and Supplemental Information for the second quarter ended June 30, 2015, is available in the “For Investors” section of our website at www.are.com or by following this link: http://www.are.com/fs/2015q2.pdf.

For any questions, please contact Joel S. Marcus, Chairman, Chief Executive Officer & Founder, at (626) 578-9693 or Dean A. Shigenaga, Executive Vice President & Chief Financial Officer, at (626) 578-0777.

About the Company

Alexandria Real Estate Equities, Inc. (NYSE:ARE) is a fully integrated, self-administered, and self-managed office real estate investment trust (“REIT”) uniquely focused on collaborative science and technology campuses in urban innovation clusters with a total market capitalization of $10.7 billion as of June 30, 2015, and an asset base of 31.1 million square feet, including 18.8 million RSF of operating and current value-creation projects, as well as an additional 12.3 million square feet of near-term and future ground-up development projects. Alexandria pioneered this niche in 1994 and has since established a dominant market presence in AAA locations, including Greater Boston, San Francisco, New York City, San Diego, Seattle, Maryland, and Research Triangle Park.

***********

This document includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, without limitation, statements regarding our 2015 earnings per share attributable to Alexandria’s common stockholders – diluted, 2015 FFO per share attributable to Alexandria’s common stockholders – diluted, NOI, and our projected sources and uses of capital. You can identify the forward-looking statements by their use of forward-looking words, such as “forecast,” “guidance,” “projects,” “estimates,” “anticipates,” “believes,” “expects,” “intends,” “may,” “plans,” “seeks,” “should,” or “will,” or the negative of those words or similar words. These forward-looking statements are based on our current expectations, beliefs, projections, future plans and strategies, anticipated events or trends, and similar expressions concerning matters that are not historical facts, as well as a number of assumptions concerning future events. There can be no assurance that actual results will not be materially higher or lower than these expectations. These statements are subject to risks, uncertainties, assumptions, and other important factors that could cause actual results to differ materially from the results discussed in the forward-looking statements. Factors that might cause such a difference include, without limitation, our failure to obtain capital (debt, construction financing, and/or equity) or refinance debt maturities, increased interest rates and operating costs, adverse economic or real estate developments in our markets, our failure to successfully place into service and lease our existing space held for redevelopment and new properties acquired for that purpose and any properties undergoing development, our failure to successfully operate or lease acquired properties, decreased rental rates, increased vacancy rates or failure to renew or replace expiring leases, defaults on, or non-renewal of, leases by client tenants, general and local economic conditions, a favorable capital market environment, performance of our operations in areas such as current and future development and redevelopment projects being placed into service, leasing activity, lease renewals, and other risks and uncertainties detailed in our filings with the Securities and Exchange Commission (“SEC”). Accordingly, you are cautioned not to place undue reliance on such forward-looking statements. All forward-looking statements are made as of the date of this earnings press release, and unless otherwise stated, we assume no obligation to update this information and expressly disclaim any obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. For more discussion relating to risks and uncertainties that could cause actual results to differ materially from those anticipated in our forward-looking statements, and risks to our business in general, please refer to our SEC filings, including our most recent annual report on Form 10-K and any subsequent quarterly reports on Form 10-Q.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
June 30, 2015

Consolidated Statements of Income
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended					Six Months Ended
	6/30/15	3/31/15	12/31/14	9/30/14	6/30/14	6/30/15	6/30/14
Revenues:
Rental	$151,805	$143,608	$140,873	$137,718	$134,992	$295,413	$265,562
Tenant recoveries	49,594	48,394	45,282	45,572	40,944	97,988	82,626
Other income	2,757	4,751	2,519	2,325	466	7,508	4,400
Total revenues	204,156	196,753	188,674	185,615	176,402	400,909	352,588

Expenses:
Rental operations	62,250	61,223	56,881	57,423	52,353	123,473	104,860
General and administrative	14,989	14,387	13,861	12,609	13,836	29,376	27,060
Interest	26,668	23,236	22,188	20,555	17,433	49,904	36,556
Depreciation and amortization	62,171	58,920	57,973	58,388	57,314	121,091	107,735
Impairment of real estate	—	14,510	51,675	—	—	14,510	—
Loss on early extinguishment of debt	189	—	—	525	—	189	—
Total expenses	166,267	172,276	202,578	149,500	140,936	338,543	276,211

Equity in earnings of unconsolidated joint ventures	541	574	554	—	—	1,115	—
Income (loss) from continuing operations	38,430	25,051	(13,350)	36,115	35,466	63,481	76,377

(Loss) income from discontinued operations	—	(43)	1,722	(180)	(147)	(43)	(309)
Gain on sales of real estate – land parcels	—	—	5,598	8	797	—	797
Net income (loss)	38,430	25,008	(6,030)	35,943	36,116	63,438	76,865
Dividends on preferred stock	(6,246)	(6,247)	(6,284)	(6,471)	(6,472)	(12,493)	(12,943)
Preferred stock redemption charge	—	—	(1,989)	—	—	—	—
Net income attributable to noncontrolling interests	(263)	(492)	(1,362)	(1,340)	(1,307)	(755)	(2,502)
Net income attributable to unvested restricted stock awards	(630)	(483)	(489)	(506)	(405)	(1,113)	(779)
Net income (loss) attributable to Alexandria Real Estate Equities, Inc.’s common stockholders	$31,291	$17,786	$(16,154)	$27,626	$27,932	$49,077	$60,641

Earnings per share attributable to Alexandria’s common stockholders – basic and diluted:
Continuing operations	$0.44	$0.25	$(0.25)	$0.39	$0.39	$0.69	$0.85
Discontinued operations	—	—	0.02	—	—	—	—
Earnings per share – basic and diluted	$0.44	$0.25	$(0.23)	$0.39	$0.39	$0.69	$0.85

Weighted-average shares of common stock outstanding for calculating earnings per share attributable to Alexandria’s common stockholders – basic and diluted	71,412	71,366	71,314	71,195	71,126	71,389	71,100

Dividends declared per share of common stock	$0.77	$0.74	$0.74	$0.72	$0.72	$1.51	$1.42

ALEXANDRIA REAL ESTATE EQUITIES, INC ALL RIGHTS RESERVED © 2015	7

ALEXANDRIA REAL ESTATE EQUITIES, INC.
June 30, 2015

Consolidated Balance Sheets
(In thousands)
(Unaudited)

	6/30/15		3/31/15	12/31/14	9/30/14	6/30/14
Assets
Investments in real estate	$7,442,875		$7,388,059	$7,226,016	$7,197,630	$7,030,117
Cash and cash equivalents	68,617		90,641	86,011	67,023	61,701
Restricted cash	44,191		56,704	26,884	24,245	24,519
Tenant receivables	9,279		10,627	10,548	10,830	10,654
Deferred rent	257,427		243,459	234,124	225,506	214,793
Deferred leasing and financing costs	210,709		199,576	201,798	199,835	193,621
Investments	360,614	(1)	283,062	236,389	177,577	174,802
Other assets	131,179		133,093	114,266	117,668	105,442
Total assets	$8,524,891		$8,405,221	$8,136,036	$8,020,314	$7,815,649

Liabilities, Noncontrolling Interests, and Equity
Secured notes payable	$771,435		$760,476	$652,209	$636,825	$615,551
Unsecured senior notes payable	1,747,531		1,747,450	1,747,370	1,747,290	1,048,310
Unsecured senior line of credit	624,000		421,000	304,000	142,000	571,000
Unsecured senior bank term loans	950,000		975,000	975,000	975,000	1,100,000
Accounts payable, accrued expenses, and tenant security deposits	531,612		645,619	489,085	504,535	434,528
Dividends payable	61,194		58,824	58,814	57,549	57,377
Total liabilities	4,685,772		4,608,369	4,226,478	4,063,199	3,826,766

Commitments and contingencies

Redeemable noncontrolling interests	14,248		14,282	14,315	14,348	14,381

Alexandria Real Estate Equities, Inc.’s stockholders’ equity:
Series D cumulative convertible preferred stock	237,163		237,163	237,163	250,000	250,000
Series E cumulative redeemable preferred stock	130,000		130,000	130,000	130,000	130,000
Common stock	717		716	715	714	713
Additional paid-in capital	3,371,016		3,383,456	3,461,189	3,523,195	3,542,334
Accumulated other comprehensive income (loss)	83,980		29,213	(628)	(28,711)	(16,245)
Alexandria’s stockholders’ equity	3,822,876		3,780,548	3,828,439	3,875,198	3,906,802
Noncontrolling interests	1,995		2,022	66,804	67,569	67,700
Total equity	3,824,871		3,782,570	3,895,243	3,942,767	3,974,502
Total liabilities, noncontrolling interests, and equity	$8,524,891		$8,405,221	$8,136,036	$8,020,314	$7,815,649

(1)	Includes unrealized gains on publicly traded investments aggregating $138.7 million as of June 30, 2015, classified in accumulated other comprehensive income (loss) within stockholder’s equity.

ALEXANDRIA REAL ESTATE EQUITIES, INC ALL RIGHTS RESERVED © 2015	8

ALEXANDRIA REAL ESTATE EQUITIES, INC.
June 30, 2015

Funds From Operations and Adjusted Funds From Operations
(In thousands)
(Unaudited)

The following table presents a reconciliation of net income (loss) attributable to Alexandria’s common stockholders – basic, the most directly comparable financial measure presented in accordance with generally accepted accounting principles (“GAAP”), to FFO attributable to Alexandria’s common stockholders – basic and diluted, FFO attributable to Alexandria’s common stockholders – diluted, as adjusted, and adjusted funds from operations (“AFFO”) attributable to Alexandria’s common stockholders – diluted. The table below includes our share of consolidated and unconsolidated joint venture amounts.

	Three Months Ended						Six Months Ended
	6/30/15		3/31/15	12/31/14	9/30/14	6/30/14	6/30/15	6/30/14
Net income (loss) attributable to Alexandria’s common stockholders	$31,291		$17,786	$(16,154)	$27,626	$27,932	$49,077	$60,641
Depreciation and amortization	62,523		59,202	58,302	58,388	57,314	121,725	107,735
Impairment of real estate – rental properties	—		14,510	26,975	—	—	14,510	—
Gain on sales of real estate – rental properties (1)	—		—	(1,838)	—	—	—	—
Gain on sales of real estate – land parcels	—		—	(5,598)	(8)	(797)	—	(797)
Amount attributable to noncontrolling interests/ unvested restricted stock awards:
Net income	893		975	1,851	1,846	1,712	1,868	3,281
FFO	(1,274)		(1,141)	(2,063)	(2,278)	(1,648)	(2,415)	(3,277)
FFO attributable to Alexandria’s common stockholders – basic and diluted (2)	93,433		91,332	61,475	85,574	84,513	184,765	167,583
Impairment of real estate – land parcels	—		—	24,700	—	—	—	—
Loss on early extinguishment of debt	189		—	—	525	—	189	—
Preferred stock redemption charge	—		—	1,989	—	—	—	—
Allocation to unvested restricted stock awards	(2)		—	(259)	(4)	—	(2)	—
FFO attributable to Alexandria’s common stockholders – diluted, as adjusted	93,620		91,332	87,905	86,095	84,513	184,952	167,583
Non-revenue-enhancing capital expenditures:
Building improvements	(2,743)		(2,278)	(1,989)	(2,405)	(1,255)	(5,021)	(3,035)
Tenant improvements and leasing commissions	(6,429)		(5,775)	(5,499)	(1,693)	(3,934)	(12,204)	(7,987)
Straight-line rent revenue	(14,159)	(3)	(10,697)	(10,023)	(10,892)	(12,737)	(24,856)	(24,619)
Straight-line rent expense on ground leases	510		363	657	723	697	873	1,408
Amortization of acquired below-market leases	(1,006)		(933)	(654)	(757)	(618)	(1,939)	(1,434)
Amortization of loan fees	2,921		2,835	2,822	2,786	2,743	5,756	5,304
Amortization of debt (premiums) discounts	(100)		(82)	17	(36)	(69)	(182)	136
Stock compensation expense	4,054		3,690	4,624	3,068	3,076	7,744	6,304
Allocation to unvested restricted stock awards	152		118	98	71	90	272	184
AFFO attributable to Alexandria’s common stockholders – diluted	$76,820		$78,573	$77,958	$76,960	$72,506	$155,395	$143,844

(1)	Gain on sales of real estate – rental properties recognized during 4Q14 is classified in (loss) income from discontinued operations in the consolidated statements of income.

(2)	Calculated in accordance with standards established by the Board of Governors of the NAREIT in its April 2002 White Paper and related implementation guidance.

(3)
Increase in straight-line rent revenue in 2Q15 compared to 1Q15 is primarily due to the completion of the development of 75/125 Binney Street located in Cambridge, Massachusetts, on March 24, 2015. See page 5 for additional information. Straight-line rent is expected to decline quarter to quarter through the remainder of 2015.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
June 30, 2015

Funds From Operations Per Share and Adjusted Funds From Operations Per Share
(In thousands, except per share amounts)
(Unaudited)

The following table presents a reconciliation of earnings per share attributable to Alexandria’s common stockholders – basic, the most directly comparable financial measure presented in accordance with GAAP, to FFO per share attributable to Alexandria’s common stockholders – diluted, FFO per share attributable to Alexandria’s common stockholders – diluted, as adjusted, and AFFO per share attributable to Alexandria’s common stockholders – diluted. For the computation of the weighted-average shares used to compute the per share information, refer to the “Definitions and Reconciliations” section in our supplemental information. The table below includes our share of consolidated and unconsolidated joint venture amounts.

	Three Months Ended					Six Months Ended
	6/30/15	3/31/15	12/31/14	9/30/14	6/30/14	6/30/15	6/30/14
Earnings per share attributable to Alexandria’s common stockholders – basic and diluted	$0.44	$0.25	$(0.23)	$0.39	$0.39	$0.69	$0.85
Depreciation and amortization	0.87	0.83	0.82	0.81	0.81	1.70	1.52
Impairment of real estate – rental properties	—	0.20	0.38	—	—	0.20	—
Gain on sales of real estate – rental properties	—	—	(0.03)	—	—	—	—
Gain on sales of real estate – land parcels	—	—	(0.08)	—	(0.01)	—	(0.01)
FFO per share attributable to Alexandria’s common stockholders – basic and diluted (1)	1.31	1.28	0.86	1.20	1.19	2.59	2.36
Impairment of real estate – land parcels	—	—	0.34	—	—	—	—
Loss on early extinguishment of debt	—	—	—	0.01	—	—	—
Preferred stock redemption charge	—	—	0.03	—	—	—	—
FFO per share attributable to Alexandria’s common stockholders – diluted, as adjusted	1.31	1.28	1.23	1.21	1.19	2.59	2.36
Non-revenue-enhancing capital expenditures:
Building improvements	(0.04)	(0.03)	(0.03)	(0.03)	(0.02)	(0.07)	(0.04)
Tenant improvements and leasing commissions	(0.09)	(0.08)	(0.08)	(0.02)	(0.06)	(0.17)	(0.11)
Straight-line rent revenue	(0.20)	(0.15)	(0.14)	(0.15)	(0.18)	(0.35)	(0.35)
Straight-line rent expense on ground leases	0.01	0.01	0.01	0.01	0.01	0.01	0.02
Amortization of acquired below-market leases	(0.01)	(0.01)	(0.01)	(0.01)	(0.01)	(0.02)	(0.02)
Amortization of loan fees	0.04	0.03	0.05	0.03	0.04	0.08	0.07
Stock compensation expense	0.06	0.05	0.06	0.04	0.05	0.11	0.09
AFFO per share attributable to Alexandria’s common stockholders – diluted	$1.08	$1.10	$1.09	$1.08	$1.02	$2.18	$2.02

Weighted-average shares of common stock outstanding for calculating FFO, FFO, as adjusted, and AFFO per share attributable to Alexandria’s common stockholders – basic and diluted	71,412	71,366	71,314	71,195	71,126	71,389	71,100

(1)	Calculated in accordance with standards established by the Board of Governors of the NAREIT in its April 2002 White Paper and related implementation guidance.

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SUPPLEMENTAL
INFORMATION

ALEXANDRIA REAL ESTATE EQUITIES, INC.
June 30, 2015

Company Profile

Alexandria Real Estate Equities, Inc. (NYSE:ARE) is the largest and leading office REIT uniquely focused on collaborative science and technology campuses in urban innovation clusters with a total market capitalization of $10.7 billion as of June 30, 2015, and an asset base of 31.1 million square feet, including 18.8 million RSF of operating and current value-creation projects, as well as an additional 12.3 million square feet of near-term and future ground-up development projects. Alexandria pioneered this niche in 1994 and has since established a dominant market presence in AAA locations, including Greater Boston, San Francisco, New York City, San Diego, Seattle, Maryland, and Research Triangle Park. Alexandria is known for its high-quality and diverse client tenant base, with approximately 53% of total annualized base rent as of June 30, 2015, generated from investment-grade client tenants – a REIT industry-leading percentage. Alexandria has a longstanding and proven track record of developing Class A assets clustered in urban science and technology campuses that provide its innovative client tenants with highly dynamic and collaborative environments that enhance their ability to successfully recruit and retain world-class talent and inspire productivity, efficiency, creativity, and success. We believe these advantages result in higher occupancy levels, longer lease terms, higher rental income, higher returns, and greater long-term asset value. For additional information on Alexandria, please visit our website at www.are.com.

Client tenant base

The impressive quality, diversity, breadth, and depth of our significant relationships with our client tenants provide Alexandria with high-quality and stable cash flows. Alexandria’s strong underwriting skills and long-term industry relationships positively distinguish Alexandria from all other publicly traded REITs and real estate companies.

Executive/senior management

Alexandria’s executive and senior management team has unique experience and expertise in creating highly dynamic and collaborative campuses in key coastal science and technology gateway cities that inspire innovation. From the development of high-quality, sustainable real estate, to the ongoing cultivation of collaborative environments with unique amenities and events, the Alexandria team has a first-in-class reputation of excellence in its niche. Our sophisticated management team also includes regional market directors with leading reputations and longstanding relationships within the science and technology communities in their respective urban innovation clusters. We believe that our unparalleled expertise, experience, reputation, and key relationships with the real estate, science, and technology industries provide Alexandria significant competitive advantages in attracting new business opportunities.

Alexandria’s senior management team, consisting of 22 individuals, averages over 24 years of real estate experience, including over 12 years with Alexandria.

EXECUTIVE MANAGEMENT
Joel S. Marcus
Chairman, Chief Executive Officer & Founder
Dean A. Shigenaga
Executive Vice President, Chief Financial Officer & Treasurer
Thomas J. Andrews
Executive Vice President, Regional Market Director – Greater Boston
Jennifer J. Banks
General Counsel, Executive Vice President & Corporate Secretary
Peter M. Moglia
Chief Investment Officer
Stephen A. Richardson
Chief Operating Officer, Regional Market Director – San Francisco
Daniel J. Ryan
Executive Vice President, Regional Market Director – San Diego & Strategic Operations

ALEXANDRIA REAL ESTATE EQUITIES, INC ALL RIGHTS RESERVED © 2015	12

ALEXANDRIA REAL ESTATE EQUITIES, INC.
June 30, 2015

Company Profile (continued)

ARE’s Franchise and Class A Assets in AAA Locations
Drive High Quality and Stable Tenancy and Cash Flows

ABR from Class A Assets in AAA Locations	Investment-Grade Client Tenants
75%	53%
of ARE’s Total ABR	of ARE’s Total ABR

(By ABR)

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
June 30, 2015

NAV, FFO Per Share, and Common Stock Dividends

Growth in NAV Per Share (1)	Growth in FFO Per Share	Growth in Quarterly Common Stock Dividends Per Share

32% Growth
$97.86
$74.00
January 3, 2014
July 1, 2015

(1)	Based upon Real Estate Securities Monthly by Green Street Advisors.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
June 30, 2015

Investor Information

Corporate Headquarters	Trading Symbols	Information Requests
385 East Colorado Boulevard, Suite 299	New York Stock Exchange	Phone:	(626) 396-4828
Pasadena, California 91101	Common stock: ARE	E-mail:	corporateinformation@are.com
	Series E preferred stock: ARE–E	Web:	www.are.com

Common stock data (at the end of the quarter unless otherwise noted)
	2Q15	1Q15	4Q14	3Q14	2Q14
Closing stock price	$87.46	$98.04	$88.74	$73.75	$77.64
Dividend per share – quarter/annualized	$0.77/3.08	$0.74/2.96	$0.74/2.96	$0.72/2.88	$0.72/2.88
Dividend payout ratio for the quarter	59%	58%	60%	60%	61%
Dividend yield – annualized	3.5%	3.0%	3.3%	3.9%	3.7%
Common shares outstanding (in thousands)	71,689	71,545	71,464	71,372	71,318
Market value of common shares outstanding (in thousands)	$6,269,903	$7,014,285	$6,341,704	$5,263,672	$5,537,136
Total market capitalization (in thousands)	$10,733,776	$11,290,054	$10,392,126	$9,147,179	$9,253,401

Equity research coverage

Alexandria is currently covered by the following research analysts.  This list may not be complete and is subject to change as firms initiate or discontinue coverage of our company.  Please note that any opinions, estimates, or forecasts regarding our historical or predicted performance made by these analysts are theirs alone and do not represent opinions, estimates, or forecasts of Alexandria or its management.  Alexandria does not by its reference or distribution of the information below imply its endorsement of or concurrence with any opinions, estimates, or forecasts of these analysts.  Interested persons may obtain copies of analysts’ reports on their own as we do not distribute these reports.  Several of these firms may from time-to-time own our stock and/or hold other long or short positions in our stock, and may provide compensated services to us.

Bank of America Merrill Lynch	Evercore ISI	J.P. Morgan Securities LLC	Robert W. Baird & Company
Jamie Feldman / Jeffrey Spector	Sheila McGrath / Nathan Crossett	Anthony Paolone / Gene Nusinzon	David Rodgers / Stephen Dye
(646) 855-5808 / (646) 855-1363	(212) 497-0882 / (212) 497-0870	(212) 622-6682 / (212) 622-1041	(216) 737-7341 / (312) 609-5480

Barclays Capital Inc.	Green Street Advisors, Inc.	Mizuho Securities USA Inc.	Standard & Poor’s
Ross Smotrich	Michael Knott / Kevin Tyler	Richard Anderson / Jieren Huang	Cathy Seifert
(212) 526-2306	(949) 640-8780 / (949) 640-8780	(212) 205-8445 / (201) 626-1085	(212) 438-9545

Citigroup Global Markets Inc.	JMP Securities – JMP Group, Inc.	RBC Capital Markets	UBS Securities LLC
Michael Bilerman / Smedes Rose	Peter Martin / Aaron Hecht	Michael Carroll / Rich Moore	Ross Nussbaum / Nick Yulico
(212) 816-1383 / (212) 816-6243	(415) 835-8904 / (415) 835-3963	(440) 715-2649 / (440) 715-2646	(212) 713-2484 / (212) 713-3402

Cowen and Company, LLC
James Sullivan / Tom Catherwood
(646) 562-1380 / (646) 562-1382

Rating agencies
Moody’s Investors Service	Rating	Standard & Poor’s	Rating
Philip Kibel / Merrie Frankel	Baa2	Fernanda Hernandez / Jaime Gitler	BBB-
(212) 553-4569 / (212) 553-3652	Stable Outlook	(212) 438-1347 / (212) 438-5049	Positive Outlook

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
June 30, 2015

Financial and Asset Base Highlights
(Dollars in thousands, except per share amounts)
(Unaudited)

	Three Months Ended (unless stated otherwise)
	6/30/15	3/31/15	12/31/14	9/30/14	6/30/14
Operating data
Total revenues	$204,156	$196,753	$188,674	$185,615	$176,402
Operating margins	70%	69%	70%	69%	70%
Adjusted EBITDA margins	65%	64%	65%	64%	64%
Adjusted EBITDA – quarter annualized	$532,904	$507,088	$493,432	$473,884	$452,568
Adjusted EBITDA – trailing 12 months	$501,827	$481,743	$468,492	$457,498	$441,914
General and administrative expense as a percentage of total assets – trailing 12 months	0.7%	0.7%	0.7%	0.7%	0.7%
General and administrative expense as a percentage of total revenues – trailing 12 months	7.2%	7.3%	7.4%	7.4%	7.6%
Capitalized interest	$8,437	$10,971	$11,665	$12,125	$11,302
Weighted-average interest rate for capitalization of interest during period	3.45%	3.54%	3.69%	3.73%	3.41%

Net income (loss), FFO, and AFFO
Net income (loss) attributable to Alexandria’s common stockholders	$31,291	$17,786	$(16,154)	$27,626	$27,932
FFO attributable to Alexandria’s common stockholders – basic and diluted	$93,433	$91,332	$61,475	$85,574	$84,513
FFO attributable to Alexandria’s common stockholders – diluted, as adjusted	$93,620	$91,332	$87,905	$86,095	$84,513
AFFO attributable to Alexandria’s common stockholders – diluted	$76,820	$78,573	$77,958	$76,960	$72,506

Per share data
Earnings per share attributable to Alexandria’s common stockholders – basic and diluted	$0.44	$0.25	$(0.23)	$0.39	$0.39
FFO per share attributable to Alexandria’s common stockholders – diluted	$1.31	$1.28	$0.86	$1.20	$1.19
FFO per share attributable to Alexandria’s common stockholders – diluted, as adjusted	$1.31	$1.28	$1.23	$1.21	$1.19
AFFO per share attributable to Alexandria’s common stockholders – diluted	$1.08	$1.10	$1.09	$1.08	$1.02
Dividend (common stock)	$0.77	$0.74	$0.74	$0.72	$0.72
Dividend payout ratio (common stock)	59%	58%	60%	60%	61%

Leasing activity and same property performance
Total leasing activity – RSF	1,915,379	1,022,669	581,660	871,416	752,364
Lease renewals and re-leasing of space – change in average new rental rates over expiring rates:
Rental rate increases	14.5%	30.8%	10.1%	18.6%	9.9%
Rental rate increases (cash basis)	7.0%	18.5%	2.4%	5.6%	3.0%
RSF (1)	783,042	489,286	318,434	169,248	497,965
Same property – percentage change over comparable quarter from prior year:
NOI increase	0.5%	2.3%	3.6%	5.0%	5.3%
NOI increase (cash basis)	4.7%	7.8%	6.7%	5.9%	5.7%

(1) Included in total leasing activity immediately above.

ALEXANDRIA REAL ESTATE EQUITIES, INC ALL RIGHTS RESERVED © 2015	16

ALEXANDRIA REAL ESTATE EQUITIES, INC.
June 30, 2015

Financial and Asset Base Highlights (continued)
(Dollars in thousands, except per occupied RSF amounts)
(Unaudited)

	Three Months Ended (unless stated otherwise)
	6/30/15	3/31/15	12/31/14	9/30/14	6/30/14
Asset base statistics – at end of period
Number of properties (including unconsolidated joint ventures)	194	193	193	194	191
Rentable square feet (operating and current value-creation projects)	18,817,923	18,527,998	18,729,282	18,458,379	17,881,108
Total square footage (including near-term and future developable square feet)	31,071,674	30,654,286	31,538,470	31,617,818	31,378,329
ABR per occupied RSF	$38.70	$38.67	$37.23	$37.23	$36.76
Occupancy of operating properties – North America	95.9%	96.8%	97.0%	97.3%	96.9%
Occupancy of operating and redevelopment properties – North America	95.9%	95.9%	96.1%	96.3%	95.6%

Selected balance sheet information – at end of period
Gross investments in real estate	$8,647,900	$8,541,889	$8,346,261	$8,280,799	$8,069,927
Total assets	$8,524,891	$8,405,221	$8,136,036	$8,020,314	$7,815,649
Gross assets	$9,729,916	$9,559,051	$9,256,281	$9,103,483	$8,855,459
Total unsecured debt	$3,321,531	$3,143,450	$3,026,370	$2,864,290	$2,719,310
Total debt	$4,092,966	$3,903,926	$3,678,579	$3,501,115	$3,334,861
Net debt	$4,023,048	$3,797,173	$3,565,684	$3,409,847	$3,248,641
Total liabilities	$4,685,772	$4,608,369	$4,226,478	$4,063,199	$3,826,766
Common shares outstanding (in thousands)	71,689	71,545	71,464	71,372	71,318
Total equity capitalization	$6,640,810	$7,386,128	$6,713,547	$5,646,064	$5,918,540
Total market capitalization	$10,733,776	$11,290,054	$10,392,126	$9,147,179	$9,253,401

Key credit metrics
Net debt to Adjusted EBITDA – quarter annualized	7.5x	7.5x	7.2x	7.2x	7.2x
Net debt to Adjusted EBITDA – trailing 12 months	8.0x	7.9x	7.6x	7.5x	7.4x
Fixed-charge coverage ratio – quarter annualized	3.4x	3.3x	3.3x	3.3x	3.5x
Fixed-charge coverage ratio – trailing 12 months	3.3x	3.3x	3.3x	3.3x	3.2x
Unencumbered NOI as a percentage of total NOI	78%	82%	84%	84%	84%

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
June 30, 2015

Key Operating Metrics
(Unaudited)

Favorable Lease Structure		Same Property NOI Increase	NOI – Key Driver of NAV Growth

1.8%
4.5%
1.4%
5.4%
5.5%
6.2%
2013
2014
2Q15 YTD
2013
2014
2Q15 YTD
Cash Basis

$442.1
$508.6
$571.3
2013
2014
2Q15(1)
(in millions)

Percentage of triple net leases	96%
Percentage of leases containing annual rent escalations	94%
Percentage of leases providing for the recapture of capital expenditures	94%

Occupancy of Operating Properties North America (2)		Rental Rate Increases: Renewed/Re-leased Space	Adjusted EBITDA Margin (1)

16.2%
13.3%
20.3%
4.0%
5.4%
11.2%
2013
2014
2Q15 YTD
2013
2014
2Q15 YTD
Cash Basis

			65%

(1)	Represents the three months ended June 30, 2015, annualized.

(2)	As of the end of each respective period.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
June 30, 2015

Same Property Performance
(Dollars in thousands)
(Unaudited)

Same Property Financial Data	2Q15	YTD 2Q15	Same Property Statistical Data	2Q15	YTD 2Q15
Percentage change over comparable period from prior year:			Number of same properties	168	164
NOI increase	0.5%	1.4%	Rentable square feet	14,156,773	13,997,651
NOI increase (cash basis)	4.7%	6.2%	Occupancy – current-period average	95.7%	95.9%
Operating margin	70%	70%	Occupancy – same-period prior-year average	95.8%	95.6%

	Three Months Ended June 30,				Six Months Ended June 30,
	2015	2014	$ Change	% Change	2015	2014	$ Change	% Change
Revenues:
Rental – same properties	$127,800	$127,658	$142	0.1%	$251,321	$249,383	$1,938	0.8%
Rental – non-same properties	24,005	7,334	16,671	227.3	44,092	16,179	27,913	172.5
Total rental	151,805	134,992	16,813	12.5	295,413	265,562	29,851	11.2

Tenant recoveries – same properties	43,253	39,757	3,496	8.8	85,937	79,889	6,048	7.6
Tenant recoveries – non-same properties	6,341	1,187	5,154	434.2	12,051	2,737	9,314	340.3
Total tenant recoveries	49,594	40,944	8,650	21.1	97,988	82,626	15,362	18.6

Other income – same properties	21	234	(213)	(91.0)	33	270	(237)	(87.8)
Other income – non-same properties	2,736	232	2,504	1,079.3	7,475	4,130	3,345	81.0
Total other income	2,757	466	2,291	491.6	7,508	4,400	3,108	70.6

Total revenues – same properties	171,074	167,649	3,425	2.0	337,291	329,542	7,749	2.4
Total revenues – non-same properties	33,082	8,753	24,329	278.0	63,618	23,046	40,572	176.0
Total revenues	204,156	176,402	27,754	15.7	400,909	352,588	48,321	13.7

Expenses:
Rental operations – same properties	51,759	48,961	2,798	5.7	102,902	98,402	4,500	4.6
Rental operations – non-same properties	10,491	3,392	7,099	209.3	20,571	6,458	14,113	218.5
Total rental operations	62,250	52,353	9,897	18.9	123,473	104,860	18,613	17.8

Our share of NOI from unconsolidated joint ventures:
Joint venture NOI – same properties	—	—	—	—	—	—	—	—
Joint venture NOI – non-same properties	931	—	931	100.0	1,791	—	1,791	100.0
Our share of NOI from unconsolidated joint ventures	931	—	931	100.0	1,791	—	1,791	100.0

Net operating income from continuing operations:
NOI – same properties	119,315	118,688	627	0.5	234,389	231,140	3,249	1.4
NOI – non-same properties	23,522	5,361	18,161	338.8	44,838	16,588	28,250	170.3
Total NOI from continuing operations	$142,837	$124,049	$18,788	15.1%	$279,227	$247,728	$31,499	12.7%

NOI – same properties	$119,315	$118,688	$627	0.5%	$234,389	$231,140	$3,249	1.4%
Less: straight-line rent adjustments	(3,818)	(8,412)	4,594	(54.6)	(6,559)	(16,643)	10,084	(60.6)
NOI – same properties (cash basis)	$115,497	$110,276	$5,221	4.7%	$227,830	$214,497	$13,333	6.2%

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
June 30, 2015

Same Property Performance (continued)
(Unaudited)

The charts below provide two alternative calculations of same property performance in comparison to our historical same property performance. Our reported same property performance is based upon a pool of operating assets and development and redevelopment projects recently placed into service to the extent that those assets were operating for the entirety of the comparable same property periods presented. The two alternative calculations presented below consist of (i) same property performance for the operating portfolio excluding assets that were recently developed or redeveloped and (ii) the same property performance for the operating portfolio including those assets that were either under current redevelopment or redevelopments projects recently placed into service. For each period presented, same property performance including redevelopment properties would have been higher than our method of reporting same property performance. Same property performance including redevelopment properties will, from time to time, have significant growth in NOI as a result of the completion of the conversion of non-laboratory space (with lower NOI) to office/laboratory space (with higher NOI) through redevelopment.  We believe our method of reporting same property performance is a more useful presentation since it excludes the potential significant increases in performance as a result of completion of significant redevelopment projects.

Percentage change in same property NOI over preceding period

Percentage change in same property NOI over preceding period (cash basis)

NOI Included in All Comparative Periods
	Operating Properties	Recently Placed into Service		Properties Under Active
Legend		Developments	Redevelopments	Development	Redevelopment
Same property data as reported	Yes	Yes (1)	Yes (1)	No	No

Same property operating portfolio	Yes	No	No	No	No

Same property data including redevelopments	Yes	No	Yes	No	Yes

(1)
Development and redevelopment projects recently placed into service are included in the same property data for each of the year-over-year comparison periods only if the property was operating during both entire same property periods. For example, projects completed during 2013 are included in 2015 versus 2014 same property performance (as a percentage change over 2014).

The following table reconciles the number of same properties to total properties for the six months ended June 30, 2015:

Development – current	Properties
50/60 Binney Street	2
430 East 29th Street	1
5200 Illumina Way – Building 6	1
3013/3033 Science Park Road	2
400 Dexter Avenue North	1
6040 George Watts Hill Drive	1
360 Longwood Avenue (unconsolidated joint venture)	1
1455/1515 Third Street (unconsolidated joint venture)	2
11

Development – placed into service after January 1, 2014	Properties
269 East Grand Avenue	1
499 Illinois Street	1
75/125 Binney Street	1
3

Redevelopment – placed into service after January 1, 2014	Properties
225 Second Avenue	1
11055/1065/11075 Roselle Street	3
10121 Barnes Canyon Road	1
5

Summary	Properties
Development – current	11
Projects placed into service after January 1, 2014:
Development	3
Redevelopment	5

Development – Asia	2

Acquisitions after January 1, 2014:
3545 Cray Court	1
4025/4031/4045 Sorrento Valley Boulevard	3
9625 Towne Centre Drive	1
640 Memorial Drive	1

Properties “held for sale” in current or preceding periods	3
Total properties excluded from same properties	30

Same properties	164

Total properties for the six months ended June 30, 2015	194

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
June 30, 2015

Leasing Activity
(Unaudited)

	Three Months Ended June 30, 2015		Six Months Ended June 30, 2015			Year Ended December 31, 2014
(Dollars are per RSF)	Including Straight-line Rent	Cash Basis	Including Straight-line Rent		Cash Basis	Including Straight-line Rent	Cash Basis
Leasing activity:
Renewed/re-leased space (1)
Rental rate changes	14.5%	7.0%	20.3%		11.2%	13.3%	5.4%
New rates	$36.35	$36.57	$36.60		$36.99	$40.32	$40.73
Expiring rates	$31.76	$34.17	$30.42		$33.25	$35.60	$38.63
Rentable square footage	783,042		1,272,328			1,447,516
Number of leases	57		92			124
Tenant improvements/leasing commissions per square foot	$7.95		$9.59			$10.49
Average lease terms	5.1 years		4.7 years			3.5 years

Developed/redeveloped/previously vacant space leased
New rates	$61.07	$54.55	$56.85		$50.90	$40.62	$36.50
Rentable square footage	1,132,337		1,665,720			1,321,317
Number of leases	23		40			66
Tenant improvements/leasing commissions per square foot	$15.20		$16.47			$14.96
Average lease terms	12.5 years		12.4 years			11.5 years

Leasing activity summary (totals):
New rates	$50.97	$47.20	$48.08		$44.88	$40.46	$38.71
Rentable square footage	1,915,379		2,938,048	(2)		2,768,833
Number of leases	80		132			190
Tenant improvements/leasing commissions per square foot	$12.24		$13.49			$12.62
Average lease terms	9.5 years		9.1 years			7.3 years

Lease expirations (1)
Expiring rates	$30.06	$31.77	$29.39		$31.88	$33.09	$35.79
Rentable square footage	1,010,951		1,627,479			1,733,614
Number of leases	69		116			151

(1)	Excludes 20 month-to-month leases for 32,498 RSF and 43,672 RSF as of June 30, 2015, and December 31, 2014, respectively.

(2)	During the six months ended June 30, 2015, we granted tenant concessions/free rent averaging 2.6 months with respect to the 2,938,048 RSF leased.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
June 30, 2015

Lease Expirations
(Unaudited)

Year of Lease Expiration	Number of Leases Expiring		RSF of Expiring Leases		Percentage of Aggregate Total RSF	ABR of Expiring Leases (per RSF)
2015	33	(1)	466,006	(1)	2.8%	$27.79
2016	88		1,382,244		8.2%	$31.59
2017	84		1,542,984		9.2%	$27.46
2018	82		1,742,989		10.4%	$39.06
2019	62		1,345,086		8.0%	$35.77
2020	57		1,482,844		8.8%	$36.35
2021	39		1,306,329		7.8%	$38.84
2022	26		896,973		5.3%	$34.31
2023	22		1,188,496		7.1%	$37.63
2024	15		794,391		4.7%	$45.09
Thereafter	44		3,498,160		20.8%	$47.88

	2015 RSF of Expiring Leases						ABR of Expiring Leases (per RSF)	2016 RSF of Expiring Leases						ABR of Expiring Leases (per RSF)
	Leased	Negotiating/ Anticipating	Targeted for Redevelopment		Remaining Expiring Leases	Total (1)		Leased	Negotiating/ Anticipating	Targeted for Redevelopment	Remaining Expiring Leases		Total
Market
Greater Boston	14,460	8,023	—		32,211	54,694	$40.18	34,676	62,073	—	129,002		225,751	$44.66
San Francisco	114,769	8,878	—		—	123,647	38.06	6,233	13,589	—	143,320		163,142	30.69
New York City	—	—	—		9,727	9,727	N/A	—	—	—	5,447		5,447	N/A
San Diego	—	—	182,611	(2)	1,000	183,611	15.77	—	—	—	525,658	(3)	525,658	32.86
Seattle	—	—	—		39,578	39,578	22.93	2,468	—	—	44,188		46,656	34.33
Maryland	17,369	—	—		24,939	42,308	11.24	12,103	4,457	—	106,403		122,963	26.73
Research Triangle Park	4,575	—	—		443	5,018	N/A	32,008	—	—	110,336		142,344	23.15
Canada	—	—	—		—	—	—	60,917	—	—	—		60,917	24.35
Non-cluster markets	—	—	—		5,647	5,647	N/A	—	—	—	3,854		3,854	N/A
Asia	—	—	—		1,776	1,776	16.20	—	81,170	—	4,342		85,512	16.48
Total	151,173	16,901	182,611		115,321	466,006	$27.79	148,405	161,289	—	1,072,550		1,382,244	$31.59
Percentage of expiring leases	32%	4%	39%		25%	100%		11%	12%	—%	77%		100%

(1)	Excludes 20 month-to-month leases for 32,498 RSF.

(2)
Comprises 133,731 RSF at 9625 Towne Centre Drive and 48,880 RSF at 10151 Barnes Canyon Road, which were acquired with the intent to redevelop them into tech office spaces in 3Q15 and 4Q15, respectively, upon expiration of the acquired in-place leases.

(3)
Includes 125,409 RSF leased to Eli Lilly and Company at 10300 Campus Point Drive with a contractual expiration in 4Q16. This tenant will relocate and expand into 304,326 RSF at our recently acquired redevelopment project at 10290 Campus Point Drive project. Refer to page 42 for additional information.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
June 30, 2015

Top 20 Client Tenants
(Dollars in thousands)
(Unaudited)

		Remaining Lease Term in Years (1)	Aggregate RSF	ABR	Percentage of Aggregate ABR	Investment-Grade Ratings
	Client Tenant					Fitch	Moody’s	S&P
1	Novartis AG	2.5	697,814	$33,890	5.6%	AA	Aa3	AA-
2	ARIAD Pharmaceuticals, Inc.	14.8	386,111	29,994	4.9	—	—	—
3	Illumina, Inc.	14.7	595,886	25,452	4.2	—	—	BBB
4	New York University	15.3	209,224	19,897	3.3	—	Aa3	AA-
5	Roche	5.2	343,472	16,490	2.7	AA	A1	AA
6	Eli Lilly and Company	7.1	257,119	16,144	2.7	A	A2	AA-
7	Dana-Farber Cancer Institute, Inc.	15.0	203,090	15,038	2.5	—	A1	—
8	United States Government	9.9	263,147	14,769	2.4	AAA	Aaa	AA+
9	Amgen Inc.	8.3	401,623	14,278	2.4	BBB	Baa1	A
10	FibroGen, Inc.	8.4	234,249	14,278	2.4	—	—	—
11	Biogen Inc.	12.9	313,872	13,735	2.3	—	Baa1	A-
12	Massachusetts Institute of Technology	4.4	208,274	10,971	1.8	—	Aaa	AAA
13	The Regents of the University of California	8.3	230,633	10,354	1.7	AA	Aa2	AA
14	Bristol-Myers Squibb Company	3.7	251,316	10,175	1.7	A-	A2	A+
15	Celgene Corporation	6.1	273,086	10,093	1.7	—	Baa1	BBB+
16	The Scripps Research Institute	2.6	218,031	10,023	1.7	AA-	Aa3	—
17	GlaxoSmithKline plc	4.0	208,394	9,571	1.6	A+	A2	A+
18	Sanofi	6.1	179,697	8,001	1.3	AA-	A1	AA
19	Alnylam Pharmaceuticals, Inc.	6.3	129,424	7,314	1.2	—	—	—
20	Sumitomo Dainippon Pharma Co., Ltd.	7.8	106,232	6,441	1.1	—	—	—
	Total/weighted-average	8.9	5,710,694	$296,908	49.2%

(1)	Based on percentage of aggregate annualized base rent in effect as of June 30, 2015.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
June 30, 2015

Summary of Properties and Occupancy
(Unaudited)

Summary of properties

	RSF				Number of Properties	ABR (Dollars in thousands)		ABR
Market	Operating	Development	Total	% Total				per RSF (1)
Greater Boston	4,483,924	734,385	5,218,309	28%	42	$214,065	36%	$49.50
San Francisco	2,712,903	422,980	3,135,883	17	27	116,944	19	43.11
New York City	682,427	130,402	812,829	4	4	52,963	9	77.92
San Diego	3,197,821	358,609	3,556,430	19	49	100,950	17	33.41
Seattle	746,260	287,806	1,034,066	5	11	30,305	5	42.32
Maryland	2,156,196	—	2,156,196	11	29	49,257	8	24.40
Research Triangle Park	980,763	61,547	1,042,310	6	15	19,332	3	21.65
Canada	322,967	—	322,967	2	4	8,156	1	25.43
Non-cluster markets	105,033	—	105,033	1	3	1,347	—	18.87
North America	15,388,294	1,995,729	17,384,023	93	184	593,319	98	40.20
Asia	1,199,714	—	1,199,714	6	8	6,863	1	9.66
Subtotal	16,588,008	1,995,729	18,583,737	99	192	600,182	99	38.80
Properties “held for sale” (2)	234,186	—	234,186	1	2	6,668	1	31.72
Total	16,822,194	1,995,729	18,817,923	100%	194	$606,850	100%	$38.70

Summary of occupancy percentages

	Operating Properties				Operating and Redevelopment Properties
Market	6/30/15		3/31/15	6/30/14	6/30/15 (3)	3/31/15	6/30/14
Greater Boston	96.5%	(4)	98.9%	98.5%	96.5%	96.4%	95.5%
San Francisco	100.0		98.5	98.4	100.0	98.5	98.4
New York City	99.6		99.5	98.4	99.6	99.5	98.4
San Diego	94.5		94.9	97.2	94.5	93.9	94.4
Seattle	96.0		96.2	93.3	96.0	96.2	93.3
Maryland	93.6		93.2	92.7	93.6	93.2	92.7
Research Triangle Park	91.0	(5)	98.8	99.5	91.0	98.8	99.5
Subtotal	96.0	(6)	97.0	97.1	96.0	96.1	95.7
Canada	99.3		99.0	97.6	99.3	99.0	97.6
Non-cluster markets	68.0		68.0	74.9	68.0	68.0	74.9
North America	95.9%	(6)	96.8%	96.9%	95.9%	95.9%	95.6%

(1)	Represents ABR per occupied square foot as of June 30, 2015.

(2)	See page 29 for additional information.

(3)	There were no properties undergoing redevelopment as of June 30, 2015.

(4)
Consistent with our prior disclosures, the decline from 1Q15 is primarily driven by a 128,325 RSF full-building lease that expired at 19 Presidential Way in our Route 128 submarket. We are in the process of marketing the property for multi-tenancy office/laboratory use.

(5)
Consistent with our prior disclosures, the decline from 1Q15 is primarily driven by an 81,580 RSF full-building lease that expired at 2525 East NC Highway 54 in our Research Triangle Park market. We are in the process of marketing the property for multi-tenancy office/laboratory use.

(6)	See footnotes 4 and 5, above.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
June 30, 2015

Property Listing
(Unaudited, dollars in thousands)

	RSF			Number of Properties		Operating Occupancy Percentage
					ABR
Market / Submarket / Address	Operating	Development	Total
Greater Boston
Cambridge/Inner Suburbs
Alexandria Center® at Kendall Square	1,361,734	530,477	1,892,211	8	$74,557	99.7%
50/60, 75/125, and 225 Binney Street, 161 and 215 First Street, 150 Second Street, and 300 Third Street
Alexandria Technology Square®	1,181,635	—	1,181,635	7	70,294	100.0
100, 200, 300, 400, 500, 600, and 700 Technology Square
480/500 Arsenal Street	234,260	—	234,260	2	8,571	100.0
640 Memorial Drive	225,504	—	225,504	1	13,575	100.0
780/790 Memorial Drive	99,658	—	99,658	2	6,693	100.0
167 Sidney Street/99 Erie Street	54,549	—	54,549	2	2,713	100.0
79/96 Thirteenth Street Charlestown Navy Yard	25,309	—	25,309	1	620	100.0
Cambridge/Inner Suburbs	3,182,649	530,477	3,713,126	23	177,023	99.9
Longwood Medical
360 Longwood Avenue (unconsolidated joint venture – 27.5% ownership)	209,628	203,908	413,536	1	15,677	100.0
Route 128
Alexandria Park at 128	343,882	—	343,882	8	8,699	92.2
3, 6, and 8 Preston Court; 29, 35, and 44 Hartwell Avenue; 35, 45, and 47 Wiggins Avenue; and 60 Westview Street
19 Presidential Way	128,325	—	128,325	1	—	—
100 Beaver Street	82,330	—	82,330	1	2,496	100.0
285 Bear Hill Road	26,270	—	26,270	1	—	100.0
225 Second Avenue	112,500	—	112,500	1	4,005	100.0
Route 128	693,307	—	693,307	12	15,200	77.6
Route 495/Worcester
111/130 Forbes Boulevard	155,846	—	155,846	2	1,415	100.0
20 Walkup Drive	91,045	—	91,045	1	670	100.0
306 Belmont Street and 350 Plantation Street	90,690	—	90,690	2	1,315	100.0
30 Bearfoot Road	60,759	—	60,759	1	2,765	100.0
Route 495/Worcester	398,340	—	398,340	6	6,165	100.0
Greater Boston	4,483,924	734,385	5,218,309	42	$214,065	96.5%

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
June 30, 2015

Property Listing
(Unaudited, dollars in thousands)

	RSF			Number of Properties		Operating Occupancy Percentage
					ABR
Market / Submarket / Address	Operating	Development	Total
San Francisco
Mission Bay
409/499 Illinois Street	455,069	—	455,069	2	$26,958	100.0%
455 Mission Bay Boulevard South	210,398	—	210,398	1	9,872	100.0
1500 Owens Street	158,267	—	158,267	1	7,196	100.0
1700 Owens Street	157,340	—	157,340	1	9,707	100.0
1455/1515 Third Street (unconsolidated joint venture – 51.0% ownership)	—	422,980	422,980	2	—	N/A
Mission Bay	981,074	422,980	1,404,054	7	53,733	100.0
South San Francisco
Alexandria Technology Center® – Gateway	448,175	—	448,175	6	17,271	100.0
600, 630, 650, 681, 901, and 951 Gateway Boulevard
249/259/269 East Grand Avenue	407,369	—	407,369	3	16,498	100.0
400/450 East Jamie Court	163,035	—	163,035	2	5,977	100.0
7000 Shoreline Court	136,395	—	136,395	1	4,411	100.0
341/343 Oyster Point Boulevard	107,960	—	107,960	2	3,313	100.0
849/863 Mitten Road and 866 Malcolm Road	103,857	—	103,857	1	2,616	100.0
South San Francisco	1,366,791	—	1,366,791	15	50,086	100.0
Palo Alto/Stanford Research Park
2425 Garcia Avenue and 2400/2450 Bayshore Parkway	98,446	—	98,446	1	3,229	100.0
3165 Porter Drive	91,644	—	91,644	1	3,885	100.0
75/125 Shoreway Road	82,874	—	82,874	1	2,501	100.0
3350 West Bayshore Road	60,000	—	60,000	1	1,919	100.0
2625/2627/2631 Hanover Street	32,074	—	32,074	1	1,591	100.0
Palo Alto/Stanford Research Park	365,038	—	365,038	5	13,125	100.0
San Francisco	2,712,903	422,980	3,135,883	27	$116,944	100.0%

New York City
Manhattan
Alexandria Center® for Life Science	597,272	130,402	727,674	2	$49,918	99.5%
430 and 450 East 29th Street
Pennsylvania
102 Witmer Road	50,000	—	50,000	1	2,310	100.0
701 Veterans Circle	35,155	—	35,155	1	735	100.0
Pennsylvania	85,155	—	85,155	2	3,045	100.0
New York City	682,427	130,402	812,829	4	$52,963	99.6%

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
June 30, 2015

Property Listing
(Unaudited, dollars in thousands)

	RSF			Number of Properties		Operating Occupancy Percentage
					ABR
Market / Submarket / Address	Operating	Development	Total
San Diego
Torrey Pines
ARE Nautilus	241,191	—	241,191	4	$8,004	90.3%
3530/3550 John Hopkins Court and 3535/3565 General Atomics Court
ARE Sunrise	231,526	—	231,526	3	8,863	100.0
10931, 10933, and 10975 North Torrey Pines Road, 3010 Science Park Road, and 10996 Torreyana Road
ARE Spectrum	261,583	63,000	324,583	4	8,685	100.0
3115/3215 Merryfield Row and 3013/3033 Science Park Road
11119 North Torrey Pines Road	72,506	—	72,506	1	2,570	100.0
3545 Cray Court	116,556	—	116,556	1	4,827	100.0
Torrey Pines	923,362	63,000	986,362	13	32,949	97.5
University Town Center
5200 Illumina Way	497,078	295,609	792,687	6	19,522	100.0
10300 Campus Point Drive	449,759	—	449,759	1	17,234	100.0
ARE Esplanade	180,208	—	180,208	3	6,743	96.5
4755, 4757, and 4767 Nexus Center Drive
ARE Towne Centre	272,309	—	272,309	4	3,725	78.1
9363, 9373, 9393, and 9625 Towne Centre Drive (1)
9880 Campus Point Drive	71,510	—	71,510	1	2,774	100.0
University Town Center	1,470,864	295,609	1,766,473	15	49,998	95.5
Sorrento Mesa
5810/5820 and 6138/6146/6150 Nancy Ridge Drive	160,784	—	160,784	3	2,893	78.9
ARE Portola	105,812	—	105,812	3	2,115	70.0
6175, 6225, and 6275 Nancy Ridge Drive
10121/10151 Barnes Canyon Road (2)	102,392	—	102,392	2	1,948	100.0
7330 Carroll Road	66,244	—	66,244	1	2,239	88.7
5871 Oberlin Drive	33,817	—	33,817	1	973	100.0
Sorrento Mesa	469,049	—	469,049	10	10,168	84.4
Sorrento Valley
11025/11035/11045/11055/11065/11075 Roselle Street	121,655	—	121,655	6	2,798	88.5
3985/4025/4031/4045 Sorrento Valley Boulevard	103,111	—	103,111	4	2,542	100.0
Sorrento Valley	224,766	—	224,766	10	5,340	93.7
I-15 Corridor
13112 Evening Creek Drive	109,780	—	109,780	1	2,495	100.0
San Diego	3,197,821	358,609	3,556,430	49	$100,950	94.5%

(1) We acquired 9625 Towne Centre Drive in 4Q14 with an in-place lease.  The property contains 133,731 RSF and will undergo conversion into tech office space through redevelopment in 3Q15, upon expiration of the acquired in-place lease.
(2) We acquired these properties in 3Q13 with the intent to redevelop them upon the expiration of the in-place leases. In 3Q14, we completed the redevelopment of 53,512 RSF, 100% leased to Outerwall Inc., a high-quality technology client tenant. The remaining 48,880 RSF will undergo conversion into tech office space through redevelopment beginning in 4Q15 upon expiration of the acquired in-place lease.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
June 30, 2015

Property Listing
(Unaudited, dollars in thousands)

	RSF			Number of Properties		Operating Occupancy Percentage
					ABR
Market / Submarket / Address	Operating	Development	Total
Seattle
Lake Union
1201/1208 Eastlake Avenue East	203,369	—	203,369	2	$8,748	100.0%
1616 Eastlake Avenue East	168,708	—	168,708	1	6,147	82.2
1551 Eastlake Avenue East	117,482	—	117,482	1	3,554	100.0
199 East Blaine Street	115,084	—	115,084	1	6,165	100.0
219 Terry Avenue North	30,705	—	30,705	1	1,618	100.0
400 Dexter Avenue North	—	287,806	287,806	1	—	N/A
1600 Fairview Avenue East	27,991	—	27,991	1	1,133	100.0
Lake Union	663,339	287,806	951,145	8	27,365	95.5
Elliott Bay
3000/3018 Western Avenue	47,746	—	47,746	1	1,839	100.0
410 West Harrison/410 Elliott Avenue West	35,175	—	35,175	2	1,101	100.0
Elliott Bay	82,921	—	82,921	3	2,940	100.0
Seattle	746,260	287,806	1,034,066	11	$30,305	96.0%

Maryland
Rockville
9800 Medical Center Drive	282,436	—	282,436	4	$12,445	100.0%
1330 Piccard Drive	131,511	—	131,511	1	3,121	100.0
1500/1550 East Gude Drive	90,489	—	90,489	2	1,681	100.0
14920/15010 Broschart Road	86,703	—	86,703	2	1,948	100.0
1405 Research Boulevard	71,669	—	71,669	1	2,104	100.0
5 Research Place	63,852	—	63,852	1	2,389	100.0
9920 Medical Center Drive	58,733	—	58,733	1	455	100.0
5 Research Court	54,906	—	54,906	1	—	—
12301 Parklawn Drive	49,185	—	49,185	1	1,169	100.0
Rockville	889,484	—	889,484	14	25,312	93.8
Gaithersburg
Alexandria Technology Center® – Gaithersburg I	377,401	—	377,401	4	7,138	89.7
9 West Watkins Mill Road and 910, 930, and 940 Clopper Road
Alexandria Technology Center® – Gaithersburg II	237,137	—	237,137	5	5,390	100.0
708 Quince Orchard Road, 1300 Quince Orchard Boulevard, and 19, 20, and 22 Firstfield Road
16020 Industrial Drive	71,000	—	71,000	1	1,048	100.0
401 Professional Drive	63,154	—	63,154	1	835	71.7
950 Wind River Lane	50,000	—	50,000	1	1,082	100.0
620 Professional Drive	27,950	—	27,950	1	1,191	100.0
Gaithersburg	826,642	—	826,642	13	16,684	93.1
Beltsville
8000/9000/10000 Virginia Manor Road	191,884	—	191,884	1	2,123	86.6
Northern Virginia
14225 Newbrook Drive	248,186	—	248,186	1	5,138	100.0
Maryland	2,156,196	—	2,156,196	29	$49,257	93.6%

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
June 30, 2015

Property Listing
(Unaudited, dollars in thousands)

	RSF			Number of Properties		Operating Occupancy Percentage
					ABR
Market / Submarket / Address	Operating	Development	Total

Research Triangle Park
Research Triangle Park
Alexandria Technology Center® – Alston	186,870	—	186,870	3	$3,305	96.5%
100, 800, and 801 Capitola Drive
108/110/112/114 TW Alexander Drive	158,417	—	158,417	1	4,537	100.0
Alexandria Innovation Center® – Research Triangle Park	135,677	—	135,677	3	2,924	100.0
7010, 7020, and 7030 Kit Creek Road
6 Davis Drive	100,000	—	100,000	1	1,062	100.0
7 Triangle Drive	96,626	—	96,626	1	3,156	100.0
407 Davis Drive	81,956	—	81,956	1	1,644	100.0
2525 East NC Highway 54	81,580	—	81,580	1	—	—
601 Keystone Park Drive	77,395	—	77,395	1	1,341	100.0
5 Triangle Drive	32,120	—	32,120	1	824	100.0
6101 Quadrangle Drive	30,122	—	30,122	1	539	100.0
6040 George Watts Hill Drive	—	61,547	61,547	1	—	N/A
Research Triangle Park	980,763	61,547	1,042,310	15	$19,332	91.0%

Canada	322,967	—	322,967	4	8,156	99.3

Non-cluster markets	105,033	—	105,033	3	1,347	68.0

North America	15,388,294	1,995,729	17,384,023	184	$593,319	95.9%

Asia	1,199,714	—	1,199,714	8	6,863

Subtotal	16,588,008	1,995,729	18,583,737	192	$600,182

Properties “held for sale”
500 Forbes Boulevard (South San Francisco)	155,685	—	155,685	1	5,540
Other	78,501	—	78,501	1	1,128
Properties “held for sale”	234,186	—	234,186	2	$6,668

Total	16,822,194	1,995,729	18,817,923	194	$606,850

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
June 30, 2015

Key Real Estate Metrics
(Unaudited)

2015 Disciplined Allocation of Capital (1)	12% of Gross Investment in Real Estate in Value-Creation Pipeline

Torrey Pines/ UTC
22%
Mission Bay/ SoMa
13%
4%
Manhattan
16%
Other Submarkets
Cambridge
45%

Near-Term Projects in North America
24%
Current Development Projects
50%
18%
Future Projects in North America
8%
Future Projects in Asia

LEED-Certified Percentage of ABR (2)	Pre-Leased (3) Percentage of Ground-Up Developments Since January 1, 2009
	Single-Tenant 100% Pre-leased 2.0M RSF	Multi-Tenant 36% Pre-leased 2.1M RSF

(1)	Includes actual and projected construction and acquisitions for the year ending December 31, 2015. Refer to page 45 for additional details.

(2)	Upon completion of our in-process LEED certification projects.

(3)	Represents average pre-leased percentage at the time development commenced.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
June 30, 2015

Investments in Real Estate
(Dollars in thousands, except per square foot amounts)
(Unaudited)

		Investments in Real Estate
		Consolidated	ARE Share of Unconsolidated Joint Ventures	Total		Square Feet
							Unconsolidated Joint Ventures		Per SF (1)
	Page			Amount	%	Consolidated		Total

Rental properties	24	$7,608,220	$57,254	$7,665,474	88%	16,612,566	209,628	16,822,194	$463

Current value-creation projects/
Construction in progress (“CIP”):	32
Current development projects	34, 35	409,619	105,870	515,489	6%	1,368,841	626,888	1,995,729	341
Rental properties and current value-creation projects		8,017,839	163,124	8,180,963		17,981,407	836,516	18,817,923	450

Near-term value-creation projects (CIP):	32, 37	246,111	—	246,111	3%	2,026,669	—	2,026,669	121

Future value-creation projects:
North America	37	183,984	—	183,984	2%	3,807,375	—	3,807,375	48
Asia	48	78,911	—	78,911	1%	6,419,707	—	6,419,707	12
		262,895	—	262,895		10,227,082	—	10,227,082	26

Near-term and future value-creation projects		509,006	—	509,006		12,253,751	—	12,253,751	42

Value-creation pipeline		918,625	105,870	1,024,495	12%	13,622,592	626,888	14,249,480	84

Gross investments in real estate		8,526,845	163,124	$8,689,969	100%	30,235,158	836,516	31,071,674	$289
Equity method of accounting – unconsolidated joint ventures	44	121,055	N/A
Gross investments in real estate – including unconsolidated joint ventures		8,647,900	N/A
Less: accumulated depreciation		(1,205,025)	(874)
Investments in real estate		$7,442,875	$162,250

(1)
Items that include our share of unconsolidated joint ventures are not calculated directly from amounts shown on this page. The per square foot amount represents the total cost of our rental properties and value-creation projects, including our partners’ share, divided by the total rentable or developable square feet of the respective property.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
June 30, 2015

Overview of Current and Near-Term Value-Creation Pipeline

	CIP Square Feet	Total Project						Year of NOI Contribution – Forecast
		Square Feet	Leased	Negotiating		Leased/Negotiating		2015	2016	2017	2018
Property – Market/Submarket
Current value-creation development projects
360 Longwood Avenue – Greater Boston/Longwood Medical	203,908	413,536	63%	—%		63%
430 East 29th Street – New York City/Manhattan	130,402	418,639	76	22		98
3013/3033 Science Park Road – San Diego/Torrey Pines	63,000	165,938	81	—		81
5200 Illumina Way–Bldg 6 – San Diego/University Town Center	295,609	295,609	100	—		100
6040 George Watts Hill Drive – Research Triangle Park/RTP	61,547	61,547	100	—		100
50/60 Binney Street – Greater Boston/Cambridge	530,477	530,477	50	48		98
1455/1515 Third Street – San Francisco/Mission Bay	422,980	422,980	100	—		100
400 Dexter Avenue North – Seattle/Lake Union	287,806	287,806	31	33	(1)	64
Total/weighted-average	1,995,729	2,596,532	71%	17%		88%

Subsequent acquisitions of value-creation redevelopment projects
10290 Campus Point Drive – San Diego/University Town Center	304,326	304,326	100%	—%		100%	(2)

Near-term value-creation development projects (3)
4796 Executive Drive – San Diego/University Town Center	61,755	61,755	100%	—%		100%
100 Binney Street – Greater Boston/Cambridge	431,483	431,483	48	50		98
510 Townsend Street – San Francisco/SoMa	300,000	300,000	100	—		100
505 Brannan Street – San Francisco/SoMa	135,000	135,000	—	—		—
5200 Illumina Way – San Diego/University Town Center	386,044	386,044	—	—		—
10300 Campus Point Drive–Bldg 2 – San Diego/University Town Center	292,387	292,387	—	—		—	(2)
East 29th Street – New York City/Manhattan	420,000	420,000	—	—		—	(4)
Total/weighted-average	2,026,669	2,026,669	28%	11%		39%

(1)    Includes expansion for 23,726 RSF currently under lease negotiation with Juno Therapeutics, Inc. Also, includes an option for Juno Therapeutics, Inc. to expand in the project by up to an additional 70,204 RSF.
(2)    Refer to page 42 for additional information.
(3)    Refer to page 22 for RSF targeted for redevelopment.
(4)    We hold an option to ground lease a parcel supporting the future ground-up development of approximately 420,000 SF at the Alexandria Center® for Life Science. We have begun discussions with the city of New York regarding this option and the potential to increase the site density beyond 420,000 SF.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
June 30, 2015

Value-Creation Development and Redevelopment Projects Placed into Service
(Dollars in thousands)
(Unaudited)

									Unlevered
	Placed into Service in 2Q15		RSF In Service		% of Project In Service	Total Project			Average Cash Yield		Initial Stabilized Yield (Cash Basis)		Initial Stabilized Yield
Property – Market/Submarket	Date	RSF	Prior to 2Q15	Total		Leased/ Negotiating	Investment
Unconsolidated joint venture development projects
360 Longwood Avenue – Greater Boston/Longwood Medical	Various	51,997	157,631	209,628	51%	63%	$108,965	(1)	8.2%	(2)	7.3%	(2)	7.8%	(2)

Consolidated redevelopment projects
225 Second Avenue – Greater Boston/Route 128	May 2015	112,500	—	112,500	100%	100%	$47,172		9.0%	(3)	8.3%	(3)	8.4%	(4)
11055/11065/11075 Roselle Street – San Diego/Sorrento Valley	June 2015	31,277	23,936	55,213	100%	75%	$18,193		8.1%	(5)	7.9%	(5)	8.0%	(5)

(1)	Represents only ARE’s investment at completion related to its 27.5% interest in this unconsolidated joint venture. See pages 35 and 44 for additional information.

(2)
The unlevered initial stabilized yields have been updated to reflect rental rates achieved on recently executed leases as well as our expectations for future rental rates for the remaining 152,010 RSF that we are currently marketing.  The yields decreased from previously disclosed estimated yields of 9.3% average cash yield, 8.3% for initial stabilized yield (cash basis), and 8.9% for initial stabilized yield.

(3)	Consistent with previously disclosed estimated yields.

(4)
Increased from previously disclosed estimated yield of 8.3% for initial stabilized yield. The increase in the initial stabilized yield and investment into the project reflect the final terms of our lease with the client tenant.

(5)
Increased from previously disclosed estimated yields of 8.0% for average cash yield, 7.8% for initial stabilized yield (cash basis), and 7.9% for initial stabilized yield. The increase in the yields reflects the final project costs.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
June 30, 2015

Current Value-Creation Development Projects – Consolidated
(Dollars in thousands)
(Unaudited)

				Leased Status						Project Start Date	Initial Occupancy Date	Stabilized Occupancy Date
	Project RSF			Leased		Negotiating		Total Leased/Negotiating
Property – Market/Submarket	In Service	CIP	Total	RSF	%	RSF	%	RSF	%
Consolidated development projects
50/60 Binney Street – Greater Boston/Cambridge	—	530,477	530,477	267,277	50%	253,103	48%	520,380	98%	1Q15	3Q17	2017
430 East 29th Street – New York City/Manhattan	288,237	130,402	418,639	318,645	76%	90,886	22%	409,531	98%	4Q12	4Q13	2015
5200 Illumina Way–Building 6 – San Diego/University Town Center	—	295,609	295,609	295,609	100%	—	—%	295,609	100%	3Q14	3Q16	2016
3013/3033 Science Park Road – San Diego/Torrey Pines	102,938	63,000	165,938	135,002	81%	—	—%	135,002	81%	2Q14	4Q14	2016
400 Dexter Avenue North – Seattle/Lake Union	—	287,806	287,806	90,423	31%	93,930	33%	184,353	64%	2Q15	1Q17	2018
6040 George Watts Hill Drive – Research Triangle Park/Research Triangle Park	—	61,547	61,547	61,547	100%	—	—%	61,547	100%	4Q14	1Q16	2016
Consolidated development projects	391,175	1,368,841	1,760,016	1,168,503	66%	437,919	25%	1,606,422	91%

	Investment							Unlevered
Property – Market/Submarket			Cost to Complete					Average Cash Yield		Initial Stabilized Yield (Cash Basis)		Initial Stabilized Yield
	In Service	CIP	2015	Thereafter		Total at Completion
Consolidated development projects
50/60 Binney Street – Greater Boston/Cambridge	$—	$230,895	$68,331	$	TBD	$	TBD	TBD	(1)	TBD	(1)	TBD	(1)
430 East 29th Street – New York City/Manhattan	$313,574	$122,687	$26,984		$—		$463,245	7.1%		6.6%		6.5%
5200 Illumina Way–Building 6 – San Diego/University Town Center	$—	$19,494	$20,476		$29,930		$69,900	8.6%		7.0%		8.4%
3013/3033 Science Park Road – San Diego/Torrey Pines	$53,669	$5,464	$13,366		$32,291		$104,790	7.7%		7.2%		7.1%
400 Dexter Avenue North – Seattle/Lake Union	$—	$21,267	$37,465	$	TBD	$	TBD	TBD	(1)	TBD	(1)	TBD	(1)
6040 George Watts Hill Drive – Research Triangle Park/Research Triangle Park	$—	$9,812	$14,378		$1,610		$25,800	8.1%		7.3%		8.1%
Consolidated development projects	$367,243	$409,619	$181,000	$	TBD	$	TBD

(1)	The design and budget of this project are in process, and the estimated project costs with related yields are expected to be disclosed in the future.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
June 30, 2015

Current Value-Creation Development Projects – Unconsolidated Joint Ventures
(Dollars in thousands)
(Unaudited)

				Leased Status						Project Start Date	Initial Occupancy Date	Stabilized Occupancy Date
	Project RSF			Leased		Negotiating		Total Leased/Negotiating
Property – Market/Submarket	In Service	CIP	Total	RSF	%	RSF	%	RSF	%
Unconsolidated joint venture development projects
360 Longwood Avenue – Greater Boston/Longwood Medical	209,628	203,908	413,536	259,859	63%	1,667	—%	261,526	63%	2Q12	3Q14	2016
1455/1515 Third Street – San Francisco/Mission Bay	—	422,980	422,980	422,980	100%	—	—%	422,980	100%	3Q14	1Q17	2017
Total	209,628	626,888	836,516	682,839	82%	1,667	—%	684,506	82%

	Investment
			Cost to Complete							Unlevered (1)
			2015		Thereafter					Average Cash Yield		Initial Stabilized Yield (Cash Basis)		Initial Stabilized Yield
Property – Market/Submarket			Construction Financing	Internal Funding	Construction Financing	Internal Funding		Total at Completion
	In Service	CIP
Unconsolidated joint venture development projects (2)
100% of joint venture: 360 Longwood Avenue – Greater Boston/Longwood Medical	$153,356	$154,430	$24,336	$—	$17,878		$—		$350,000
100% of joint venture: 1455/1515 Third Street – San Francisco/Mission Bay (3)	$21,150	$110,344	$—	$35,192	$—	$	TBD	$	TBD

ARE share of unconsolidated joint venture development projects (2)
27.5% of joint venture: 360 Longwood Avenue – Greater Boston/Longwood Medical	$46,467	$46,852	$6,692	$550	$4,916		$3,488		$108,965	8.2%	(3)	7.3%	(3)	7.8%	(3)
51.0% of joint venture: 1455/1515 Third Street – San Francisco/Mission Bay	$10,787	$59,018	$—	$19,450	$—	$	TBD	$	TBD	TBD	(4)	TBD	(4)	TBD	(4)
Total ARE share of unconsolidated joint venture development projects	$57,254	$105,870	$6,692	$20,000	$4,916	$	TBD	$	TBD

(1)
Our projected unlevered initial stabilized yield (cash basis) is based upon our share of the investment in real estate, including costs incurred directly by us outside of the joint venture. Development management fees earned from these development projects have been excluded from our estimate of unlevered yields.

(2)	Refer to page 44 for additional information regarding our unconsolidated joint ventures.

(3)
The unlevered initial stabilized yields have been updated to reflect rental rates achieved on recent executed leases as well as our expectations for future rental rates for the remaining 152,010 RSF that we are currently marketing.  The yields decreased from previously disclosed estimated yields of 9.3% average cash yield, 8.3% for initial stabilized yield (cash basis), and 8.9% for initial stabilized yield.

(4)	The design and budget of this project are in process, and the estimated project costs with related yields are expected to be disclosed in the near future.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
June 30, 2015

Current Value-Creation Development Projects

50 Binney Street			60 Binney Street			360 Longwood Avenue
Greater Boston/Cambridge			Greater Boston/Cambridge			Greater Boston/Longwood Medical
274,734 RSF			255,743 RSF			203,908	RSF	(1)
Genzyme Corporation			Under Negotiation			Dana-Farber Cancer Institute, Inc./Others

1455/1515 Third Street			430 East 29th Street			5200 Illumina Way – Building 6
San Francisco/Mission Bay			New York City/Manhattan			San Diego/University Town Center
422,980	RSF		130,402	RSF	(1)	295,609	RSF
Uber Technologies, Inc.			Roche/New York University/Others			Illumina, Inc.

3013/3033 Science Park Road			400 Dexter Avenue North			6040 George Watts Hill Drive
San Diego/Torrey Pines			Seattle/Lake Union			Research Triangle Park/RTP
63,000	RSF	(1)	287,806	RSF		61,547	RSF
Receptos, Inc./ The Medicines Company			Juno Therapeutics, Inc.			Fujifilm Diosynth Biotechnologies U.S.A., Inc.

(1)	Represents portion of total project under construction. See page 34 and 35 for portion of total project that has been placed into operations.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
June 30, 2015

Near-Term and Future Value-Creation Development Projects in North America
(Dollars in thousands, except per square foot amounts)
(Unaudited)

			Square Feet
Property – Market/Submarket	Page	Book Value	Value-Creation Project	Embedded Land (1)		Total	Cost Per Square Foot
Near-Term Value-Creation Development Projects – Land undergoing predevelopment activities (CIP)
100 Binney Street – Greater Boston/Cambridge (2)	38	$140,488	431,483	—		431,483	$326
510 Townsend Street – San Francisco/SoMa	39	61,268	300,000	—		300,000	204
505 Brannan Street – San Francisco/SoMa	39	23,195	135,000	—		135,000	172
East 29th Street – New York City/Manhattan	40	—	—	420,000	(3)	420,000	—
5200 Illumina Way – San Diego/University Town Center	41	9,487	386,044	—		386,044	25
10300 Campus Point Drive–Bldg 2 – San Diego/University Town Center	42	6,302	292,387	—		292,387	22
4796 Executive Drive – San Diego/University Town Center	43	5,371	61,755	—		61,755	87
Near-term value-creation development projects		246,111	1,606,669	420,000		2,026,669	121

Future Value-Creation Development Projects – Land held for development
Alexandria Technology Square® – Greater Boston/Cambridge		7,721	100,000	—		100,000	77
505 Brannan Street Expansion – San Francisco/SoMa		11,855	165,000	—		165,000	72
Grand Avenue – San Francisco/South San Francisco (4)		45,056	397,132	—		397,132	113
560 Eccles Avenue – San Francisco/South San Francisco (5)		17,655	144,000	—		144,000	123
ARE Sunrise – San Diego/Torrey Pines		—	—	133,000		133,000	—
1150/1165/1166 Eastlake Avenue East – Seattle/Lake Union (6)		33,995	266,266	—		266,266	128
1818 Fairview Avenue East – Seattle/Lake Union		8,381	188,490	—		188,490	44
Other		59,321	1,927,487	486,000		2,413,487	25
Future value-creation development projects		183,984	3,188,375	619,000		3,807,375	48

Total near-term and future value-creation development projects in North America		$430,095	4,795,044	1,039,000		5,834,044	$74

(1)
Embedded land generally represents adjacent land acquired in connection with the acquisition of operating properties. As a result, the real estate basis attributable to these land parcels is primarily classified in rental properties.

(2)	Includes infrastructure-related costs consisting of utility access and roads, installation of storm drain systems, infiltration systems, traffic lighting/signals, streets, and sidewalks.

(3)
We hold a right to ground-lease a parcel supporting the future ground-up development of approximately 420,000 SF at the Alexandria Center® for Life Science pursuant to an option under our ground lease. We have begun discussions regarding this option and the potential to increase the site density beyond 420,000 SF.

(4)	Represents two additional land parcels located adjacent to/surrounding the recently developed 249/259/269 East Grand Avenue campus leased to Amgen Inc. in South San Francisco.

(5)	Represents an additional land parcel located nearby our 341/343 Oyster Point Boulevard properties and within walking distance of Roche’s campus in South San Francisco.

(6)	The cost per square foot for 1165 Eastlake Avenue East includes an existing structure that can substantially be incorporated into the development plans.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
June 30, 2015

Near-Term Value-Creation Development Projects
Greater Boston

Operating/Development Project	Near-Term Value-Creation Project

100 Binney Street at Alexandria Center® at Kendall Square
Greater Boston/Cambridge

Background

Alexandria received final approval from the City of Cambridge to develop the Alexandria Center® at Kendall Square, a fully integrated campus featuring four world-class office/laboratory buildings, high-quality amenities, and green space. Alexandria’s entitlement efforts resulted in an increase of 1.2 million developable square feet over the original entitlements in place at acquisition.

Near-Term Opportunity

Our near-term development opportunity consists of 431,483 RSF at 100 Binney Street. In June 2015, we leased 208,394 RSF, or 48%, to Bristol-Myers Squibb Company and we commenced development in July 2015. We also expect to disclose the estimated investment and yields in the near term.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
June 30, 2015

Near-Term Value-Creation Development Projects
San Francisco

Operating/Development Project	Near-Term Value-Creation Project

510 Townsend Street	505 Brannan Street
San Francisco/SoMa	San Francisco/SoMa

Background

Alexandria’s acquisition of 510 Townsend Street project in April 2014 and 505 Brannan Street project in April 2015, represents an expansion of our successful Mission Bay science and technology campus into the SoMa submarket. Both sites are ideally located within close proximity to public transportation. Furthermore, with its highly strategic location at the intersection of Alexandria’s Mission Bay science and technology campus and the SoMa technology district, the 510 Townsend Street and 505 Brannan Street sites, and this key cluster expansion, mirrors the convergence of life science, technology, and healthcare.

Near-Term Opportunity - 510 Townsend Street	Near-Term Opportunity - 505 Brannan Street

Ground-up development of a tech office building at 510 Townsend Street with 300,000 RSF 100% leased to Stripe, Inc. We anticipate receipt of Proposition M entitlement allocation soon and plan to commence construction as soon as possible in 2015.  We also expect to disclose the estimated investment and yields upon commencement of ground-up development.

Ground-up development of a tech office building at 505 Brannan Street. This site is fully entitled under Proposition M for 135,000 RSF and, subject to market conditions, we expect to commence construction on the first phase of the project in the near term. We are also pursuing entitlements for a second phase aggregating 165,000 RSF, which will be built on top of the first phase. We expect to disclose the estimated investment and yields upon commencement of each phase of ground-up development.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
June 30, 2015

Near-Term Value-Creation Development Projects
New York City

Operating/Development Project	Near-Term Value-Creation Project

Alexandria Center® for Life Science – North Land Parcel
New York City/Manhattan

Background

Alexandria was selected by the City of New York to transform a riverfront parcel into the Alexandria Center® for Life Science, New York City’s first and only world-class life science cluster campus. In 2010, we placed the ground-up development of the East Tower consisting of 309,035 RSF into service. In 4Q12, we commenced ground-up development of the West Tower consisting of 418,639 RSF, and have subsequently placed into service 288,237 RSF, or 69% of the project.

Near-term Opportunity

We hold an option to ground lease a parcel supporting the future ground-up development of approximately 420,000 SF at the Alexandria Center® for Life Science. We have begun discussions with the City of New York regarding this option and the potential to increase the site density beyond 420,000 SF.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
June 30, 2015

Near-Term Value-Creation Development Projects
San Diego

Operating/Development Project	Near-Term Value-Creation Project

5200 Illumina Way
San Diego/University Town Center

Background

Alexandria owns and operates the headquarters campus of Illumina, Inc., a leading developer, manufacturer, and marketer of life science tools and integrated systems for large-scale analysis of genetic variation and function with a market capitalization of $26.8 billion as of March 31, 2015. The initial campus consisted of buildings 1, 2, and 3 which aggregated 346,581 RSF. The development of buildings 4 and 5 (placed into service in 4Q12 and 1Q13, respectively) and our current development of building 6, increased the campus by an additional 446,106 RSF to an aggregate of 792,687 RSF. Furthermore, we are pursuing additional entitlements aggregating 214,067 RSF, which would increase our future expansion capacity to 386,044 RSF and an aggregate campus of 1,178,731 RSF.

Near-Term Opportunity

Ground-up development of an additional office/laboratory building aggregating 386,044 RSF. Subject to market conditions, we expect to commence development of at least one additional building over the next one to three years as we expect expansion requirements from Illumina, Inc.  We also expect to disclose the estimated investment and yields upon commencement of ground-up development.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
June 30, 2015

Near-Term Value-Creation Development Projects
San Diego

Operating	Near-Term Value-Creation Project	Recent Acquisition

Alexandria Center® for Life Science at Campus Pointe
San Diego/University Town Center

Background

The acquisition of 10290 Campus Point provides the opportunity to generate significant value through the expansion of a uniquely positioned life science campus with high-quality on-site amenities in the heart of our University Town Center submarket. Including our existing flagship office/laboratory space at 10300 Campus Point Drive, the Alexandria Center® for Life Science at Campus Pointe consists of 754,085 RSF. We are pursuing additional entitlements aggregating 292,387 RSF, which would increase our campus to 1,046,472 RSF.

Near-Term Opportunity

In July 2015, we acquired 10290 Campus Point Drive, a property aggregating 304,326 RSF. This highly strategic acquisition is located adjacent to our uniquely positioned life science campus at Alexandria Center® for Life Science at Campus Pointe with high-quality on-site amenities in the heart of our University Town Center submarket. The acquired property is 100% leased to the previous owner through September 30, 2015. In June 2015, we leased the entire 304,326 RSF to Eli Lilly and Company for 15.5 years. In October 2015, we expect to commence conversion of the space into Class A office/laboratory space through redevelopment. Upon completion of this redevelopment project, Eli Lilly and Company will relocate its existing presence at 10300 Campus Point Drive of 125,409 RSF and the previously announced 106,173 RSF expansion, into our recently acquired 10290 Campus Point Drive. These changes resulted in a net increase of 72,744 RSF leased to Eli Lilly and Company at the campus. Our campus will ultimately contain an aggregate of 1,046,472 RSF, including 292,387 RSF of capacity for future ground-up development.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
June 30, 2015

Near-Term Value-Creation Development Projects
San Diego

Operating	Near-Term Value-Creation Project

4796 Executive Drive at ARE Esplanade
San Diego/University Town Center

Background

Alexandria’s Esplanade campus features three single-tenant operating properties located at 4755, 4757, and 4767 Nexus Center Drive, aggregating 180,208 RSF of office/laboratory space in the University Town Center submarket of San Diego.

Near-Term Opportunity

Ground-up development of a build-to-suit building at 4796 Executive Drive will expand the ARE Esplanade footprint by an additional 61,755 RSF. In May 2015, we executed a lease with Otonomy, Inc. for 100% of the building. Subject to final completion of the design and budget for the project, we expect to commence construction in 2015. We also expect to disclose investment and yields upon commencement of ground-up development.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
June 30, 2015

Unconsolidated Joint Ventures
(Dollars in thousands)
(Unaudited)

	As of June 30, 2015
	360 Longwood Avenue			1455/1515 Third Street		Total ARE Share (1)
	100%		ARE’s 27.5% Share (1)	100%	ARE’s 51% Share
Rental properties	$153,356		$46,467	$21,150	$10,787	$57,254
Construction in progress	154,430		46,852	110,344	59,018	105,870
Gross investments in real estate	307,786		93,319	131,494	69,805	163,124
Less: accumulated depreciation	(1,919)		(649)	(441)	(225)	(874)
Investments in real estate	305,867		92,670	131,053	69,580	162,250
Other assets	16,620		5,433	8,439	4,447	9,880
Total assets	$322,487		$98,103	$139,492	$74,027	$172,130

Secured notes payable	$170,531	(2)	$46,896	$—	$—	$46,896
Other liabilities	5,407		1,487	5,279	2,692	4,179
Total liabilities	175,938		48,383	5,279	2,692	51,075
Equity	146,549		49,720	134,213	71,335	121,055
Total liabilities and equity	$322,487		$98,103	$139,492	$74,027	$172,130

	RSF			RSF
Rental properties	209,628			—
Active development (CIP) (4)	203,908			422,980
Total	413,536			422,980

	Three Months Ended June 30, 2015
	360 Longwood Avenue			1455/1515 Third Street		Total ARE Share
	100%	ARE’s 27.5% Share		100%	ARE’s 51% Share
Revenue	$4,491	$1,300	(3)	$47	$24	$1,324
Rental operations	(1,167)	(320)		(142)	(73)	(393)
Interest	(139)	(38)		—	—	(38)
Depreciation and amortization	(831)	(285)		(132)	(67)	(352)
Net income (loss)	$2,354	$657		$(227)	$(116)	$541

	Six Months Ended June 30, 2015
	360 Longwood Avenue			1455/1515 Third Street		Total ARE Share
	100%	ARE’s 27.5% Share		100%	ARE’s 51% Share
Revenue	$8,476	$2,474	(3)	$138	$71	$2,545
Rental operations	(2,230)	(615)		(272)	(139)	(754)
Interest	(150)	(42)		—	—	(42)
Depreciation and amortization	(1,410)	(499)		(264)	(135)	(634)
Net income (loss)	$4,686	$1,318		$(398)	$(203)	$1,115

(1)
Amounts include costs incurred directly by us outside of the joint ventures. We believe the information on our share of investments in unconsolidated joint ventures is useful information for investors as it provides our proportional share of the investments in real estate from all properties, including our share of the assets and liabilities of our unconsolidated joint ventures. This information also allows investors to estimate the impact of real estate investments and debt financing at the joint venture level.

(2)
Secured construction loan with an aggregate commitment of $213.2 million, which bears interest at LIBOR+3.75%, with a floor of 5.25%. The maturity date of the loan is April 1, 2017, with two, one-year options to extend the stated maturity date to April 1, 2019, subject to certain conditions.

(3)	Includes development and property management fees earned.

(4)	See page 35 for further detail of our unconsolidated joint venture development projects.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
June 30, 2015

Capital Allocation and Projected Construction Spending
(Dollars in thousands)
(Unaudited)

Capital Allocation Actual and Projected Construction and Acquisition Spending in 2015

Projected Construction Spending	Six Months Ending December 31, 2015
Current value-creation projects:
Development (consolidated)	$181,000
Development (unconsolidated joint venture)	20,000
Developments/redevelopments recently transferred to rental properties	60,000	(1)
Generic laboratory infrastructure/building improvement projects	40,000	(2)
Current value-creation projects			301,000
Near-term value-creation projects			144,000			(3)
Value-creation projects			445,000
Non-revenue-enhancing capital expenditures and tenant improvements			7,000
Projected construction spending for the six months ending December 31, 2015 (midpoint)			$452,000

Full-Year Construction Spending Guidance	Year Ending December 31, 2015
Projected construction spending for the six months ending December 31, 2015 (range)			$402,000	–	502,000
Actual construction spending for the six months ended June 30, 2015			197,672
Guidance range for the year ending December 31, 2015			$600,000	–	700,000

(1)
Includes spending for projects recently placed into service, including 11055/11065/11075 Roselle Street, 4757 Nexus Center Drive, and 1616 Eastlake Avenue East, that may require additional construction prior to occupancy, generally ranging from 15,000 to 30,000 RSF of the project plus amounts related to 75/125 Binney Street.

(2)	Includes, among others, 3535 General Atomics Court, 9373 Towne Centre Drive, 5810/5820/6175 Nancy Ridge Drive, 44 Hartwell Avenue, 19 Presidential Way, and 2525 East NC Highway 54.

(3)	See overview of our near-term value-creation projects on pages 32 and 37.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
June 30, 2015

Historical Construction Spending
(Dollars in thousands, except per square foot amounts)
(Unaudited)

Actual Construction Spending	Six Months Ended June 30, 2015
Development	$114,678
Redevelopment	24,687
Predevelopment	20,162
Generic laboratory infrastructure/building improvement projects (1)	32,299
Asia	5,846
Total construction spending	$197,672

(1) Includes revenue-enhancing projects and non-revenue-enhancing capital expenditures shown in the table below.

Non-revenue-enhancing Capital Expenditures, Tenant Improvements, and Leasing Costs (1)	Six Months Ended June 30, 2015			Recent Average Per RSF (2)
	Amount	RSF	Per RSF
Non-revenue-enhancing capital expenditures	$5,021	15,913,666	$0.32	$0.35

Tenant improvements and leasing costs:
Re-tenanted space	$4,650	316,361	$14.70	$13.40
Renewal space	7,554	955,967	7.90	6.69
Total tenant improvements and leasing costs/weighted-average	$12,204	1,272,328	$9.59	$8.25

(1)	Excludes amounts that are recoverable from client tenants, revenue-enhancing, or related to properties that have undergone redevelopment.

(2)	Represents the average of the years ended December 31, 2011, through December 31, 2014, and the six months ended June 30, 2015, annualized.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
June 30, 2015

Acquisitions
(Dollars in thousands)
(Unaudited)

					Gross Purchase Price								Unlevered
Property – Market/Submarket		Date Acquired	Number of Properties				Loan Assumption				Percentage		Average Cash Yield		Initial Stabilized Yield (Cash)		Initial Stabilized Yield
	Type								RSF		Leased	Negotiating
640 Memorial Drive – Greater Boston/Cambridge	Operating	1/21/15	1		$176,500		$82,000	(1)	225,504		100.0%	—%	6.8%		6.4%		7.5%
Alexandria Technology Square® (10% noncontrolling interest) – Greater Boston/Cambridge	Operating	1/21/15	N/A	(2)	108,250	(2)	—		1,181,635		99.5%	—%	6.1%	(3)	5.4%	(3)	6.1%	(3)
505 Brannan Street – San Francisco/SoMa	Land	4/30/15	—		34,000		—		300,000	(4)	—%	—%	TBD		TBD		TBD
1818 Fairview Avenue East – Seattle/Lake Union	Land	5/6/15	—		8,444	(5)	—		188,490		—%	—%	TBD		TBD		TBD
			1		$327,194		$82,000		1,895,629

Subsequent acquisitions of redevelopment projects
10290 Campus Point Drive – San Diego/ University Town Center	Redevelopment	7/1/15	1		$105,000		$—		304,326		100.0%	—%	TBD	(6)	TBD	(6)	TBD	(6)

(1)	Represents a secured note payable with a contractual rate of 3.93% and a maturity date in 2023.

(2)
During the three months ended March 31, 2015, we executed an agreement to purchase the outstanding 10% noncontrolling interest in our 1.2 million RSF flagship campus at Alexandria Technology Square® for $108.3 million. Upon execution of the purchase agreement, we recognized a liability representing the fair value of the aggregate consideration, primarily consisting of the $108.3 million purchase price. The first installment of $54.3 million was paid on April 1, 2015, and the second installment of $54.0 million is due on April 1, 2016.

(3)
We believe there is further upside in our projected returns as we anticipate significant rent growth from 81% of the leases contractually ending in the five years following the date of acquisition. Additionally, we believe we can increase our 1.2 million RSF campus by an additional 100,000 RSF and further increase NOI. The campus is currently 100% occupied and subject to a long-term ground lease. After considering the $108.3 million purchase of the outstanding 10% noncontrolling interest in this flagship campus and the anticipated near- and medium-term upside in NOI from rental rate growth and campus expansion, we estimate that we can enhance our unlevered yields on our aggregate investment in the campus over the next five years to 8.5% and 8.1% (cash).

(4)	Refer to page 39 for additional information.

(5)
We acquired this site for future development and the land parcel is subject to a long-term ground lease. The land parcel is located adjacent to one of our existing campuses in the Lake Union submarket.

(6)	Refer to page 42 for additional information.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
June 30, 2015

Real Estate Investments in Asia
(Unaudited)

	Number of Properties	ABR (in thousands)	Occupancy Percentage	Book Value (1) (in thousands)		Square Feet
Rental properties in China	2	$1,222	53.6%	$80,618		634,328
Rental properties in India	6	5,641	65.5	70,037		565,386
Rental properties in Asia	8	$6,863	59.2%	150,655		1,199,714

Land held for future development in India				78,911		6,419,707
Total investments in real estate in Asia				$229,566	(1)	7,619,421

(1)	Includes cumulative unrealized foreign currency translation losses of approximately $42.4 million as of June 30, 2015.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
June 30, 2015

Key Credit Metrics
(Unaudited)

Net Debt to Adjusted EBITDA (1)	Unencumbered NOI (2)

7.2x
7.5x
7.5x to 6.5x
< 7.0x
4Q14
2Q15
2015 Target Range
4Q15 Goal

78%

Fixed-Charge Coverage Ratio (1)	Liquidity

3.3x
3.4x
3.5x
to
3.0x
4Q14
2Q15
2015
Target Range

(1)	Quarter annualized.

(2)	For the three months ended June 30, 2015.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
June 30, 2015

Summary of Debt
(Unaudited)

Debt maturities chart
(Dollars in millions)

Fixed-rate/hedged and unhedged variable-rate debt

(Dollars in thousands)	Fixed-Rate/Hedged Variable-Rate	Unhedged Variable-Rate	Total Consolidated	Percentage of Total Debt	Weighted-Average Interest Rate at End of Period (1)	Weighted-Average Remaining Term (in years)
Secured notes payable	$480,340	$291,095	$771,435	18.8%	4.25%	2.9
Unsecured senior notes payable	1,747,531	—	1,747,531	42.7	3.98	7.8
$1.5 billion unsecured senior line of credit	—	624,000	624,000	15.2	1.22	3.5
2019 Unsecured Senior Bank Term Loan	600,000	—	600,000	14.7	1.71	3.5
2021 Unsecured Senior Bank Term Loan	350,000	—	350,000	8.6	1.52	5.5
Total/weighted-average	$3,177,871	$915,095	$4,092,966	100.0%	3.07%	5.4
Percentage of total debt	78%	22%	100%

(1)
Represents the weighted-average interest rate as of the end of the period plus the impact of debt premiums/discounts and our interest rate swap agreements. The weighted-average interest rate excludes bank fees and amortization of loan fees.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
June 30, 2015

Summary of Debt (continued)
(Dollars in thousands)
(Unaudited)

	Stated Rate		Weighted-Average Interest Rate (1)	Maturity Date (2)		Principal Payments Remaining for the Periods Ending December 31,
Debt						2015	2016	2017	2018	2019	Thereafter	Total
Secured notes payable
Greater Boston, San Francisco, and San Diego	5.73%		5.73%	1/1/16		$914	$75,501	$—	$—	$—	$—	$76,415
Greater Boston, San Diego, and New York City	5.82		5.82	4/1/16		494	29,389	—	—	—	—	29,883
San Diego	5.74		3.00	4/15/16		88	6,916	—	—	—	—	7,004
San Francisco	L+1.40		1.59	6/1/16	(3)	—	20,631	—	—	—	—	20,631
San Francisco	L+1.50		1.69	7/1/16	(4)	—	47,183	—	—	—	—	47,183
San Francisco	6.35		6.35	8/1/16		1,313	126,715	—	—	—	—	128,028
Maryland	2.17		2.17	1/20/17		—	—	76,000	—	—	—	76,000
Greater Boston	L+1.35		1.54	8/23/17	(5)	—	—	147,281	—	—	—	147,281
San Diego, Maryland, and Seattle	7.75		7.75	4/1/20		800	1,696	1,832	1,979	2,138	104,352	112,797
San Diego	4.66		4.66	1/1/23		703	1,464	1,540	1,614	1,692	31,674	38,687
Greater Boston	3.93		3.10	3/10/23		—	—	—	1,091	1,505	79,404	82,000
San Francisco	6.50		6.50	7/1/36		10	19	20	22	23	728	822
Unamortized premiums						367	610	573	588	595	1,971	4,704
Secured notes payable weighted-average/subtotal	4.37%		4.25			4,689	310,124	227,246	5,294	5,953	218,129	771,435

2019 Unsecured Senior Bank Term Loan	L+1.20%		1.71	1/3/19		—	—	—	—	600,000	—	600,000
2021 Unsecured Senior Bank Term Loan	L+1.10%		1.52	1/15/21		—	—	—	—	—	350,000	350,000
$1.5 billion unsecured senior line of credit	L+1.10%	(6)	1.22	1/3/19		—	—	—	—	624,000	—	624,000
Unsecured senior notes payable	2.75%		2.79	1/15/20		—	—	—	—	—	400,000	400,000
Unsecured senior notes payable	4.60%		4.61	4/1/22		—	—	—	—	—	550,000	550,000
Unsecured senior notes payable	3.90%		3.94	6/15/23		—	—	—	—	—	500,000	500,000
Unsecured senior notes payable	4.50%		4.51	7/30/29		—	—	—	—	—	300,000	300,000
Unamortized discounts						(165)	(337)	(350)	(362)	(375)	(880)	(2,469)
Unsecured debt weighted-average/subtotal			2.79			(165)	(337)	(350)	(362)	1,223,625	2,099,120	3,321,531
Weighted-average/total			3.07%			$4,524	$309,787	$226,896	$4,932	$1,229,578	$2,317,249	$4,092,966

Balloon payments						$—	$304,713	$223,281	$—	$1,224,000	$2,304,466	$4,056,460
Principal amortization						4,524	5,074	3,615	4,932	5,578	12,783	36,506
Total consolidated debt						$4,524	$309,787	$226,896	$4,932	$1,229,578	$2,317,249	$4,092,966

Fixed-rate/hedged variable-rate debt						$4,524	$241,973	$3,615	$4,932	$605,578	$2,317,249	$3,177,871
Unhedged variable-rate debt						—	67,814	223,281	—	624,000	—	915,095
Total consolidated debt						$4,524	$309,787	$226,896	$4,932	$1,229,578	$2,317,249	$4,092,966

(1)
Represents the weighted-average interest rate as of the end of the period plus the impact of debt premiums/discounts and our interest rate swap agreements. The weighted-average interest rate excludes bank fees and amortization of loan fees.

(2)	Includes any extension options that we control.

(3)	We have two, one-year options to extend the stated maturity date to June 1, 2018, subject to certain conditions.

(4)	We have an option to extend the stated maturity date to July 1, 2017, subject to certain conditions.

(5)	We have a one-year option to extend the stated maturity date to August 23, 2018, subject to certain conditions.

(6)
Our unsecured senior line of credit contains a feature that allows lenders to competitively bid on the interest rate for borrowings under the facility. This may result in an interest rate that is below the stated rate of LIBOR+1.10%. In addition to the cost of borrowing, the facility is subject to an annual facility fee of 0.20%, based on the aggregate commitments outstanding.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
June 30, 2015

Summary of Debt (continued)
(Dollars in thousands)
(Unaudited)

Secured construction loans
Property – Market/Submarket	Stated Rate	Maturity Date		Outstanding Balance	Remaining Commitments	Total Commitments
269 East Grand Avenue – San Francisco/South San Francisco	L+1.40%	6/1/16	(1)	$20,631	$15,369	$36,000
259 East Grand Avenue – San Francisco/South San Francisco	L+1.50%	7/1/16	(2)	47,183	7,817	55,000
75/125 Binney Street – Greater Boston/Cambridge	L+1.35%	8/23/17	(3)	147,281	103,119	250,400
				$215,095	$126,305	$341,400

(1)	We have two, one-year options to extend the stated maturity date to June 1, 2018, subject to certain conditions.

(2)	We have an option to extend the stated maturity date to July 1, 2017, subject to certain conditions.

(3)	We have a one-year option to extend the stated maturity date to August 23, 2018, subject to certain conditions.

Debt covenants	Unsecured Senior Notes Payable		Unsecured Senior Line of Credit and Unsecured Senior Bank Term Loans
Debt Covenant Ratios	Requirement	Actual	Requirement	Actual
Total Debt to Total Assets	≤ 60%	43%	≤ 60.0%	38.1%
Secured Debt to Total Assets	≤ 40%	8%	≤ 45.0%	7.1%
Consolidated EBITDA to Interest Expense	≥ 1.5x	6.0x	≥ 1.50x	3.15x
Unencumbered Total Asset Value to Unsecured Debt	≥ 150%	227%	N/A	N/A
Unsecured Leverage Ratio	N/A	N/A	≤ 60.0%	43.5%
Unsecured Interest Coverage Ratio	N/A	N/A	≥ 1.50x	7.02x

Interest rate swap agreements
		Number of Contracts	Weighted-Average Interest Pay Rate (1)	Fair Value as of 6/30/15		Notional Amount in Effect as of
Effective Date	Maturity Date					6/30/15	12/31/15	12/31/16	12/31/17
December 31, 2014	March 31, 2016	3	0.53%	$(804)		$500,000	$500,000	$—	$—
March 31, 2015	March 31, 2016	7	0.42%	(370)		450,000	450,000	—	—
March 31, 2016	March 31, 2017	9	1.25%	(2,501)		—	—	800,000	—
March 31, 2017	March 31, 2018	4	1.76%	(257)		—	—	—	200,000
March 31, 2017	March 31, 2018	3	1.51%	N/A	(2)	—	—	—	150,000
				$(3,932)		$950,000	$950,000	$800,000	$350,000

(1)
In addition to the interest pay rate for each swap agreement, interest is also payable at an applicable margin for borrowings outstanding as of June 30, 2015. Borrowings under our 2019 Unsecured Senior Bank Term Loan include an applicable margin of 1.20% and borrowings outstanding under our 2021 Unsecured Senior Bank Term Loan and our unsecured senior line of credit include applicable margins of 1.10%.

(2)	These additional interest rate swap agreements were executed in July 2015.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
June 30, 2015

Definitions and Reconciliations
(Unaudited)

This section contains additional information for sections throughout this supplemental information package as well as explanations of certain non-GAAP financial measures and the reasons why we use these supplemental measures of performance. Our computation of non-GAAP measures may not be comparable to similar measures reported by other companies.  Additional detail can be found in our most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q, as well as other documents filed with or furnished to the SEC from time to time.

Adjusted EBITDA

The following table reconciles net income (loss), the most directly comparable financial measure calculated and presented in accordance with GAAP, to EBITDA and Adjusted EBITDA:

	Three Months Ended					Six Months Ended
(In thousands)	6/30/15	3/31/15	12/31/14	9/30/14	6/30/14	6/30/15	6/30/14
Net income (loss)	$38,430	$25,008	$(6,030)	$35,943	$36,116	$63,438	$76,865
Interest expense:
Consolidated	26,668	23,236	22,188	20,555	17,433	49,904	36,556
Our share of unconsolidated JVs	38	4	35	—	—	42	—
Interest expense	26,706	23,240	22,223	20,555	17,433	49,946	36,556
Income taxes	1,324	1,122	—	—	—	2,446	—
Depreciation and amortization:
Consolidated	62,171	58,920	57,973	58,388	57,314	121,091	107,735
Our share of unconsolidated JVs	352	282	329	—	—	634	—
Depreciation and amortization	62,523	59,202	58,302	58,388	57,314	121,725	107,735
EBITDA	128,983	108,572	74,495	114,886	110,863	237,555	221,156
Stock compensation expense	4,054	3,690	4,624	3,068	3,076	7,744	6,304
Loss on early extinguishment of debt	189	—	—	525	—	189	—
Gain on sales of real estate – rental properties	—	—	(1,838)	—	—	—	—
Gain on sales of real estate – land parcels	—	—	(5,598)	(8)	(797)	—	(797)
Impairment of real estate	—	14,510	51,675	—	—	14,510	—
Adjusted EBITDA	$133,226	$126,772	$123,358	$118,471	$113,142	$259,998	$226,663

EBITDA represents earnings before interest, taxes, depreciation, and amortization. EBITDA is a non-GAAP financial measure and is used by us and others as a supplemental measure of performance.  We use adjusted EBITDA (“Adjusted EBITDA”) to assess the performance of our operations, including our unconsolidated joint ventures, for financial and operational decision making, and as a supplemental or additional means of evaluating period-to-period comparisons on a consistent basis.  Adjusted EBITDA is calculated as EBITDA, excluding stock compensation expense, gains or losses on early extinguishment of debt, gains or losses on sales of real estate, and impairments.  We believe Adjusted EBITDA provides investors relevant and useful information because it permits investors to view income from our operations on an unleveraged basis before the effects of taxes, depreciation and amortization, stock compensation expense, gains or losses on early extinguishment of debt, gains or losses on sales of real estate, and impairments.

Adjusted EBITDA margins

Our total revenues exclude revenues from discontinued operations, and for the purposes of calculating the Adjusted EBITDA margin ratio, we exclude Adjusted EBITDA generated by our discontinued operations to improve the consistency and comparability from period to period.

The following table reconciles Adjusted EBITDA to Adjusted EBITDA – excluding discontinued operations:

	Three Months Ended					Six Months Ended
(Dollars in thousands)	6/30/15	3/31/15	12/31/14	9/30/14	6/30/14	6/30/15	6/30/14
Adjusted EBITDA	$133,226	$126,772	$123,358	$118,471	$113,142	$259,998	$226,663
Add back: operating loss from discontinued operations	—	43	116	180	147	43	309
Adjusted EBITDA – excluding discontinued operations	$133,226	$126,815	$123,474	$118,651	$113,289	$260,041	$226,972

Revenues:
Consolidated	$204,156	$196,753	$188,674	$185,615	$176,402	$400,909	$352,588
Our share of unconsolidated JVs	1,324	—	—	—	—	1,324	—
Revenues	$205,480	$196,753	$188,674	$185,615	$176,402	$402,233	$352,588

Adjusted EBITDA margins	65%	64%	65%	64%	64%	65%	64%

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
June 30, 2015

Definitions and Reconciliations (continued)
(Unaudited)

Adjusted funds from operations

AFFO is a non-GAAP financial measure that we use as a supplemental measure of our performance.  AFFO excludes certain items that are not representative of our operating results because such items are dependent upon historical costs or are subject to judgmental valuation inputs and the timing of our decisions.

AFFO is not intended to represent cash flow for the period, and is intended only to provide an additional measure of performance.  We believe that net income (loss) attributable to Alexandria’s common stockholders is the most directly comparable GAAP financial measure to AFFO.  We believe that AFFO is a widely recognized measure of the operations of equity REITs, and presenting AFFO will enable investors to assess our performance in comparison to other equity REITs.  However, other equity REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not be comparable to AFFO calculated by other equity REITs.  AFFO should not be considered as an alternative to net income (loss) (determined in accordance with GAAP) as an indication of financial performance, or to cash flows from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions.

Annualized base rent

Annualized base rent means the annualized fixed base rental amount in effect as of the end of the period, related to our operating rentable square feet (using rental revenue computed on a straight-line basis in accordance with GAAP).

Average cash yield

See definition of initial stabilized yield (unlevered).

Cash interest

Cash interest is equal to interest expense calculated in accordance with GAAP, plus capitalized interest, less amortization of loan fees and debt premiums/discounts. See definition of fixed-charge coverage ratio for a reconciliation of interest expense, the most directly comparable GAAP financial measure, to cash interest.

Construction in progress

A key component of our business model is our value-creation development and redevelopment projects.  These projects are focused on providing high-quality, generic, and reusable science and technology space to meet the real estate requirements of and are reusable by a wide range of client tenants.  We also have certain significant value-creation projects undergoing important and substantial predevelopment activities to bring these assets to their intended use.  These critical activities add significant value and are required for the construction of buildings.  Upon completion, each value-creation project is expected to generate significant revenues and cash flows.  Our development and redevelopment projects are generally in locations that are highly desirable to high-quality science and technology entities, which we believe results in higher occupancy levels, longer lease terms, and higher rental income and returns.  Development projects consist of the ground-up development of generic and reusable facilities.  We generally will not commence new development projects for aboveground construction of Class A science and technology space without first securing pre-leasing for such space except when there is significant market demand for high-quality Class A facilities.  Redevelopment projects consist of the permanent change in use of office, warehouse, and shell space into science and technology space.

Land undergoing predevelopment activities (CIP)

Land undergoing predevelopment activities is classified as construction in progress and is undergoing activities prior to commencement of construction of aboveground building improvements.  If aboveground construction is not initiated at completion of predevelopment activities, the land parcel will be classified as land held for future development.  Our objective with predevelopment is to reduce the time it takes to place projects into service with prospective client tenants.

We are required to capitalize project costs, including interest, property taxes, insurance, and other costs directly related and essential to the development or construction of a project during periods when activities necessary to prepare an asset for its intended use are in progress.  Predevelopment costs generally include the following activities prior to commencement of vertical construction:

•
Traditional preconstruction costs including entitlement, design, construction drawings, Building Information Modeling (3-D virtual modeling), budgeting, sustainability and energy optimization reviews, permitting, and planning for all aspects of the project.

•
Site and infrastructure construction costs including belowground site work, utility connections, land grading, drainage, egress and regress access points, foundation, and other costs to prepare the site for construction of aboveground building improvements.

Land held for future development

All predevelopment efforts have been advanced to appropriate stages and no further predevelopment activities are ongoing and therefore, interest, property taxes, and other costs related to these assets are expensed as incurred.

Dividend payout ratio

Dividend payout ratio (common stock) is the ratio of the absolute dollar amount of dividends on our common stock (shares of common stock outstanding on the respective record date multiplied by the related dividend per share) to FFO attributable to Alexandria’s common stockholders on a diluted basis, as adjusted.

Dividend yield

Dividend yield for the quarter represents the annualized quarter dividend divided by the closing common stock price at the end of the quarter.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
June 30, 2015

Definitions and Reconciliations (continued)
(Unaudited)

Fixed-charge coverage ratio

The fixed-charge coverage ratio is a supplemental measure of our ability to satisfy fixed financing obligations and preferred stock dividends. The following table presents a reconciliation of interest expense, the most directly comparable GAAP financial measure to cash interest and fixed charges:

	Three Months Ended
(Dollars in thousands)	6/30/15	3/31/15	12/31/14	9/30/14	6/30/14
Adjusted EBITDA	$133,226	$126,772	$123,358	$118,471	$113,142

Interest expense	$26,706	$23,240	$22,188	$20,555	$17,433
Capitalized interest:
Consolidated	8,437	10,971	11,665	12,125	11,302
Our share of unconsolidated JVs	617	588	—	—	—
Capitalized interest	9,054	11,559	11,665	12,125	11,302
Amortization of loan fees:
Consolidated	(2,889)	(2,834)	(2,819)	(2,786)	(2,743)
Our share of unconsolidated JVs	(32)	(1)	(3)	—	—
Amortization of loan fees	(2,921)	(2,835)	(2,822)	(2,786)	(2,743)
Amortization of debt premiums (discounts)	100	82	(17)	36	69
Cash interest	32,939	32,046	31,014	29,930	26,061
Dividends on preferred stock	6,246	6,247	6,284	6,471	6,472
Fixed charges	$39,185	$38,293	$37,298	$36,401	$32,533

Fixed-charge coverage ratio:
– quarter annualized	3.4x	3.3x	3.3x	3.3x	3.5x
– trailing 12 months	3.3x	3.3x	3.3x	3.3x	3.2x

Funds from operations and funds from operations, as adjusted

FFO is a widely used non-GAAP financial measure among equity REITs.  We believe that FFO is helpful to investors as an additional measure of the performance of an equity REIT.  Moreover, we believe that FFO, as adjusted, is also helpful because it allows investors to compare our performance to the performance of other real estate companies on a consistent basis, without having to account for differences caused by investment and disposition decisions, financing decisions, terms of securities, capital structures, and capital market transactions.  We compute FFO in accordance with standards established by the Board of Governors of the NAREIT in its April 2002 White Paper and related implementation guidance. Impairment write-downs of depreciable real estate are added back to net income for our computation of FFO, in accordance with NAREIT guidance. Our computation of FFO, as adjusted, further adds back impairment write-downs of non-depreciable real estate. Neither FFO nor FFO, as adjusted, should be considered as an alternative to net income (loss) (determined in accordance with GAAP) as an indication of financial performance, or to cash flows from operating activities (determined in accordance with GAAP) as a measure of liquidity, nor are they indicative of the availability of funds for our cash needs, including funds available to make distributions.

Initial stabilized yield (unlevered)
Initial stabilized yield is calculated as the quotient of the estimated amounts of NOI and our investment in the property.  Our initial stabilized yield excludes the impact of leverage.  Our cash rents related to our value-creation projects are expected to increase over time and our average cash yields are expected, in general, to be greater than our initial stabilized yields on a cash basis.  Our estimates for initial yields, initial yields on a cash basis, and total costs at completion, represent our initial estimates at the commencement of the project.  We expect to update this information upon completion of the project, or sooner, if there are significant changes to the expected project yields or costs.

•
Initial stabilized yield: reflects rental income less straight-line rent, including contractual rent escalations and any rent concessions over the term(s) of the lease(s), calculated on a straight-line basis.

•	Initial stabilized yield (cash basis): reflects cash rents at the stabilization date after initial rental concessions, if any, have elapsed.

Average cash yield reflects cash rents, including contractual rent escalations after initial rental concessions have elapsed, calculated on a straight-line basis.

Net debt to Adjusted EBITDA
Net debt to Adjusted EBITDA is a non-GAAP financial measure that we believe is useful to investors as a supplemental measure in evaluating our balance sheet leverage. Effective 1Q15 our calculation includes our share of unconsolidated joint venture debt.  The following table reconciles net debt to Adjusted EBITDA:

(Dollars in thousands)	6/30/15		3/31/15		12/31/14		9/30/14		6/30/14
Secured notes payable:
Consolidated	$771,435		$760,476		$652,209		$636,825		$615,551
Our share of unconsolidated JVs	46,896		45,778		—		—		—
Secured notes payable	818,331		806,254		652,209		636,825		615,551
Unsecured senior notes payable	1,747,531		1,747,450		1,747,370		1,747,290		1,048,310
Unsecured senior line of credit	624,000		421,000		304,000		142,000		571,000
Unsecured senior bank term loans	950,000		975,000		975,000		975,000		1,100,000
Cash and cash equivalents:
Consolidated	(68,617)		(90,641)		(86,011)		(67,023)		(61,701)
Our share of unconsolidated JVs	(4,006)		(5,186)		—		—		—
Cash and cash equivalents	(72,623)		(95,827)		(86,011)		(67,023)		(61,701)
Less: restricted cash	(44,191)		(56,704)		(26,884)		(24,245)		(24,519)
Net debt	$4,023,048		$3,797,173		$3,565,684		$3,409,847		$3,248,641
Adjusted EBITDA:
– quarter annualized	$532,904		$507,088		$493,432		$473,884		$452,568
– trailing 12 months	$501,827		$481,743		$468,492		$457,498		$441,914
Net debt to Adjusted EBITDA:
– quarter annualized	7.5	x	7.5	x	7.2	x	7.2	x	7.2	x
– trailing 12 months	8.0	x	7.9	x	7.6	x	7.5	x	7.4	x

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
June 30, 2015

Definitions and Reconciliations (continued)
(Unaudited)

NOI

The following table reconciles income from continuing operations to total NOI from continuing operations:

	Three Months Ended		Six Months Ended
(In thousands)	6/30/15	6/30/14	6/30/15	6/30/14
Income from continuing operations	$38,430	$35,466	$63,481	$76,377
Add back:
General and administrative	14,989	13,836	29,376	27,060
Interest expense	26,706	17,433	49,946	36,556
Depreciation and amortization	62,523	57,314	121,725	107,735
Impairment of real estate	—	—	14,510	—
Loss on early extinguishment of debt	189	—	189	—
	104,407	88,583	215,746	171,351
NOI from continuing operations	$142,837	$124,049	$279,227	$247,728

NOI is a non-GAAP financial measure equal to income from continuing operations, the most directly comparable GAAP financial measure, excluding loss on early extinguishment of debt, impairment of real estate, depreciation and amortization, interest expense, and general and administrative expense, including our share from our unconsolidated joint ventures.  We believe NOI provides useful information to investors regarding our financial condition and results of operations because it reflects primarily those income and expense items that are incurred at the property level.  Therefore, we believe NOI is a useful measure for evaluating the operating performance of our real estate assets, including our share from our unconsolidated joint ventures.  NOI on a cash basis is NOI, adjusted to exclude the effect of straight-line rent adjustments required by GAAP.  We believe that NOI on a cash basis is helpful to investors as an additional measure of operating performance because it eliminates straight-line rent adjustments to rental revenue.

Further, we believe NOI is useful to investors as a performance measure, because when compared across periods, NOI reflects the impact on operations from trends in occupancy rates, rental rates, and operating costs, which provides perspective not immediately apparent from income from continuing operations.  NOI presented by us may not be comparable to NOI reported by other equity REITs that define NOI differently.  We believe that in order to facilitate a clear understanding of our operating results, NOI should be examined in conjunction with income from continuing operations as presented in our consolidated statements of income.  NOI should not be considered as an alternative to income from continuing operations as an indication of our performance, or as an alternative to cash flows as a measure of liquidity, or our ability to make distributions.

Same property comparisons

As a result of changes within our total property portfolio during the comparative periods presented, including changes from assets acquired or sold, properties placed into development or redevelopment, and development and/or redevelopment properties recently placed into service, the consolidated total rental revenues, tenant recoveries, and rental operating expenses in our operating results can show significant changes from period to period. In order to supplement an evaluation of our results of operations over a given period, we analyze the operating performance for all properties, including any unconsolidated joint ventures, that were fully operating for the entirety of the comparative periods presented separately from properties acquired subsequent to the first day in the earliest comparable period presented, properties that underwent development or redevelopment at any time during the comparative periods, and corporate entities (legal entities performing general and administrative functions), which are excluded from same property results. Additionally, rental revenues from lease termination fees, if any, are excluded from the results of the same properties.

Stabilized occupancy date

The stabilized occupancy date represents the estimated date on which the project is expected to reach occupancy of 95% or greater.

Total equity market capitalization

Total equity market capitalization is equal to the sum of outstanding shares of series E cumulative convertible preferred stock and common stock multiplied by the related closing price of each class at the end of each period presented and the liquidation value of the series D cumulative convertible preferred stock.

Total market capitalization

Total market capitalization is equal to the sum of total equity market capitalization and total debt.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
June 30, 2015

Definitions and Reconciliations (continued)
(Unaudited)

Unencumbered NOI as a percentage of total NOI from continuing operations

Unencumbered NOI as a percentage of total NOI from continuing operations is a non-GAAP financial measure that we believe is useful to investors as a performance measure of the results of operations of our unencumbered real estate assets, as it reflects primarily those income and expense items that are incurred at the unencumbered property level.  We use unencumbered NOI as a percentage of total NOI from continuing operations in order to assess our compliance with our financial covenants under our debt obligations because the measure serves as a proxy for a financial measure under such debt obligations.  Unencumbered NOI is derived from assets classified in continuing operations, including our share from unconsolidated joint ventures, which are not subject to any mortgage, deed of trust, lien, or other security interest as of the period for which income is presented.

	Three Months Ended					Six Months Ended
(Dollars in thousands)	6/30/15	3/31/15	12/31/14	9/30/14	6/30/14	6/30/15	6/30/14
Unencumbered NOI	$110,820	$111,957	$111,741	$108,155	$103,951	$222,777	$207,047
Encumbered NOI	32,017	24,433	20,970	20,037	20,098	56,450	40,681
NOI from continuing operations	$142,837	$136,390	$132,711	$128,192	$124,049	$279,227	$247,728
Unencumbered NOI as a percentage of total NOI	78%	82%	84%	84%	84%	80%	84%

Weighted-average interest rate for capitalization of interest

The weighted-average interest rate required for calculating capitalization of interest pursuant to GAAP represents a weighted-average rate based on the rates applicable to borrowings outstanding during the period and includes the impact of our interest rate swap agreements, amortization of debt discounts/premiums, amortization of loan fees, and other bank fees.  A separate calculation is performed to determine our weighted-average interest rate for capitalization for each month.  The rate will vary each month due to changes in variable interest rates, outstanding debt balances, the proportion of variable-rate debt to fixed-rate debt, the amount and terms of effective interest rate swap agreements, and the amount of loan fee amortization.

The following table presents the weighted-average interest rate for capitalization of interest:

	Three Months Ended
	6/30/15	3/31/15	12/31/14	9/30/14	6/30/14
Weighted-average interest rate	3.45%	3.54%	3.69%	3.73%	3.41%

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